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Exhibit 10.37

GROUND LEASE

        This Ground Lease (this "Lease") is made as of the 6th day of December, 2000, by and between the CITY OF DALTON, an incorporated municipality of the State of Georgia, acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia (hereinafter called "Landlord"); and DUKE ENERGY MURRAY, LLC, a Delaware limited liability company (hereinafter called "Tenant");

WITNESSETH THAT:

        WHEREAS, Landlord is the owner of a tract of land located in Land Lots 21 and 22 of the 13th Land District and 3rd Section of Murray County, Georgia, more particularly described in Exhibit "A" attached hereto and incorporated herein by reference; and

        WHEREAS, Tenant desires to lease said land for a term hereinafter provided and acquire a right of first refusal to purchase said land, and Landlord agrees to lease said land and grant a right of first refusal pursuant to the terms of this Lease; and

        NOW, THEREFORE, in consideration of the payment of $10.00 from Tenant to Landlord, the execution and delivery by Tenant of that certain Water Purchase Agreement of even date herewith between Landlord and Tenant (hereinafter referred to as the "Water Purchase Agreement"), the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby covenant, agree, grant, convey and demise as follows:

        1.    PREMISES.    Landlord, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, reserved, and contained, to be paid, kept and performed by Tenant, has leased, rented, granted and demised, and by these presents does lease, rent, grant and demise unto Tenant, and Tenant hereby agrees to lease and take upon the terms and conditions which are hereinafter contained, that land described in Exhibit "A" attached hereto and by this reference made a part hereof containing 48.87 acres owned by Landlord (hereinafter referred to as the "Premises").

        2.    TERM.

          (a)    Initial Term.    Tenant to have, hold and lease the Premises for a term (the "Lease Term") commencing on the date first above written (said date being referred to herein as the "Commencement Date") and ending at 11:59 p.m. on the later of (i) the date twenty (20) years after the Commencement Date, and (ii) the expiration date of the initial term under the Water Purchase Agreement (the later of said two dates being hereinafter sometimes referred to as the "Termination Date"), unless sooner terminated or extended as hereinafter provided; provided, however, that in the event Tenant timely exercises the Right of First Refusal pursuant to the terms of Section 37 below or the right to purchase the Premises under that certain Purchase Option Agreement between Landlord and Tenant dated as of December 6, 2000 (hereinafter referred to as the "Purchase Option"), and should Landlord default in any of Landlord's obligations under Section 37 below or the Purchase Option, the Termination Date and Lease Term shall be automatically extended until the closing of the sale and purchase under said Section 37 below or the Purchase Option, as applicable, as provided in Section 37 below. For the purposes of this Lease, the term "Lease Year" shall refer to the time periods between the Commencement Date and annual anniversary thereof and between the subsequent anniversaries thereof.

          (b)    Extension Terms.    Landlord does hereby grant to Tenant the rights and options (hereinafter collectively referred to as the "Extension Options" or individually referred to as an "Extension Option") to unilaterally extend the term of this Lease for two (2) consecutive periods of twenty (20) years each (hereinafter collectively referred to as the "Extension Terms" or individually referred to as an "Extension Term") commencing upon the expiration of the preceding term, upon all of the same covenants, agreements, terms, conditions, provisions, restrictions and limitations as set forth in this Lease for the initial Lease Term, except that (i) Tenant shall have no further right to extend the term of this Lease beyond the second (2nd) twenty (20) year Extension Term, and (ii) the Annual Rent (as hereinafter defined) due during each Extension Term shall be adjusted as provided in Section 3(a) below. Tenant or any subtenant, assignee or leasehold mortgagee of Tenant may exercise each of the Extension Options, together or successively, by giving Landlord written notice of exercise at any time, and from time to time, on or before the date one (1) year prior to the expiration of the initial Lease Term of this Lease or the then current Extension Term, as applicable. For all purposes under this Lease, the term "Lease Term" shall mean and include the initial Lease Term and any exercised Extension Terms, if any, through which this Lease is extended. The exercise of each Extension Option hereunder is conditioned upon (A) no material "Event of Default" by Tenant under the terms of this Lease, any sublease of the Premises or the Water Purchase Agreement remaining outstanding and uncured on the date such Extension Option is exercised, and (B) Tenant or any subtenant exercising, or causing to be exercised, an extension option under the Water Purchase Agreement for a like twenty (20) year extension term.

        3.    TENANT COVENANTS AND AGREES TO PAY LANDLORD RENT AS FOLLOWS:

          (a)    Rentals.    Beginning on the Commencement Date and continuing through and including the Termination Date, Tenant shall pay Landlord annual rent in the amount of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) per calendar year (hereinafter sometimes referred to as "Annual Rent") payable in advance in one annual installment due on December 31 of each calendar year during the Lease Term beginning December 31, 2000, except that Tenant shall pay SIX THOUSAND AND NO/100 DOLLARS ($6,000.00) as the Annual Rent due for the balance of calendar year 2000 on the Commencement Date. Annual Rent payable hereunder shall at all times be subject to the right of Tenant to offset and apply against such Annual Rent any amounts owed by Landlord to Tenant under this Lease.

          Should Tenant or any subtenant, assignee or leasehold mortgagee exercise any Extension Option hereunder, the Annual Rent due for each Extension Term shall be adjusted as follows:

    (i)
    The Annual Rent payable for each year of the first twenty (20) year Extension Term shall be adjusted to an amount equal to the product of multiplying FIFTY THOUSAND AND NO/100 DOLLARS ($58,000.00) by a fraction, the numerator of which shall be the Index (as hereinafter defined) published for the next to the last full calendar month of the initial Lease Term, and the denominator shall be the Index for September, 2000;

    (ii)
    The Annual Rent payable for each year of the second twenty (20) year Extension Term shall be adjusted to an amount equal to the product of multiplying FIFTY THOUSAND AND NO/100 DOLLARS ($50.000.00) by a fraction, the numerator of which shall be the Index published for the next to the last full calendar month of the first Extension Term, and the denominator shall be the Index for September, 2000.

          For purposes of this Lease the term "Index" shall mean the Consumer Price Index for United States All Urban Consumers, All Items (Base Year 1982 -1984 = 100), published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is modified so that the Base Year differs from the Base Year 1982 - 1984 = 100, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor. Should the increase made hereby not be calculable due to delay in publishing of the Index, Tenant shall continue to pay the Annual Rent payable during the immediately preceding portion of the Lease Term until the Annual Rent adjustment is determined hereunder, at which time Tenant shall commence payment of the adjusted Annual Rent and shall pay to Landlord a lump-sum retroactive adjustment with respect to the elapsed portion of the applicable Extension Term due within thirty (30) days after Landlord gives Tenant written notice of the amount of the adjustment.

          (b)    Additional Rent.    Tenant will also pay from time to time as provided in this Lease as additional rent ("Additional Rent") all other amounts and obligations which Tenant assumes or agrees to pay Landlord under the express terms of this Lease.

          (c)   Tenant shall pay interest at the rate of fifteen percent (15%) per annum (or the highest rate permitted by law upon any such amount, whichever is less) on all installments of Annual Rent and Additional Rent not paid within thirty (30) days after written notice of default from Landlord to Tenant and any subtenant specifying the rental period and the amount unpaid.

          (d)    Proration.    If the expiration of the initial Lease Term or any Extension Term is not the last day of any calendar year. Additional Rent, if any, paid based on an annual amount and Annual Rent, for such calendar year shall be prorated.

        4.    UTILITY BILLS.    Tenant shall pay for all utilities and services to the Premises during the Lease Term, including, but not limited to, water, sewer, gas, electricity, fuel, light, heat, and trash and garbage removal used by Tenant in connection therewith.

        5.    TAXES.

          (a)   Subject to Section 5(f) below relating to contests, Landlord shall, after the Commencement Date and thereafter during the remainder of the Lease Term, pay all real property taxes, general and special assessments, fees in lieu of taxes and like charges imposed by any governmental or quasi-governmental authority on the real property that is a part of the Premises (hereinafter referred to as "Real Property Taxes"), and each and every installment thereof which shall or may become due and payable, or be liens upon or for or with respect to the Premises or any part thereof, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the federal, state, county, town and city governments and of all other governmental authorities whatsoever. Landlord shall pay the Real Property Taxes covered by said tax bill before any interest, penalty, fine or cost may be added for non-payment.

          (b)   Subject to Section 5(f) below relating to contests, Tenant shall, after the Commencement Date and thereafter during the remainder of the Lease Term, pay all property taxes, general and special assessments and like charges imposed by any governmental or quasi-governmental authority on the leasehold estate granted to Tenant in this Lease for the Premises, including, without limitation paying all such charges imposed on all buildings, appurtenances or equipment owned by Tenant located on the Premises or Easement Areas (as hereinafter defined; said taxes being hereinafter referred to as "Leasehold Property Taxes"), and each and every installment thereof which shall or may become due and payable, or be liens upon or for or with respect to the leasehold estate granted in this Lease, or any buildings, appurtenances or equipment owned by Tenant located on the Premises or Easement Areas, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the federal, state, county, town and city governments and of all other governmental authorities whatsoever, subject to the terms of this Section 5(b) set forth below. Both Tenant and Landlord shall use their best efforts to (i) have the leasehold estate for the Premises and the buildings, appurtenances and equipment owned by Tenant located on the Premises or Easement Areas assessed separately, throughout the Lease Term, from other property owned by Landlord for purposes of Tenant Taxes (as hereinafter defined), including, without limitation Landlord sending a letter to the Murray County Board of Tax Assessors directing that a separate Tax Parcel Identification Number(s) be issued for the leasehold estate for the Premises and the buildings, appurtenances and equipment owned by Tenant located on the Premises or Easement Areas and directing said authorities to separately assess the leasehold estate for the Premises and the buildings, appurtenances and equipment owned by Tenant located on the Premises or Easement Areas from other property owned by Landlord, and (ii) have all tax bills with respect to the leasehold estate for the Premises and the buildings, appurtenances and equipment owned by Tenant located on the Premises or Easement Areas throughout the Lease Term, forwarded directly to Tenant for payment at Duke Energy North America, LLC. 5400 Westheimer Court, Houston Texas 77056, Attention: Larry Wall or such other address as Tenant may designate from time to time by written notice given in accordance with this Lease. Tenant shall pay the Leasehold Property Taxes covered by said tax bill before any interest, penalty, fine or cost may be added for non-payment.

          (c)   Subject to Section 5(1) below relating to contests, Tenant shall, during the Lease Term, pay all personal property taxes, general and special assessments and like charges, including, without limitation any charges for equipment owned by Tenant, (the "Personal Property Taxes") imposed by any governmental or quasi-governmental authority on the personal property owned by Tenant located on the Premises and the Easement Areas, and each and every installment thereof which shall or may become due and payable, or be liens upon or for or with respect to the Premises, or any part thereof, or any buildings, appurtenances or equipment located thereon or therein or any part thereof, together with all interest and penalties, thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the federal, state, county, town and city governments and of all other governmental authorities whatsoever. Tenant shall pay the Personal Property Taxes before any interest, penalty, fine or cost may be added for non-payment. (Leasehold Property Taxes and Personal Property Taxes are hereinafter sometimes collectively referred to herein as "Tenant Taxes"). Both Tenant and Landlord shall use their best efforts to have the personal property and equipment owned by Tenant located on the Premises or Easement Areas assessed separately from the personal property owned by Landlord for purposes of the computation and billing of Personal Property Taxes.

          (d)   Within ten (10) days after written request by Tenant, Landlord will furnish to Tenant for inspection official receipts of the appropriate taxing authority or other reasonable proof evidencing the payment of all Real Property Taxes due. Within ten (10) days after written request by Landlord, Tenant will furnish to Landlord for inspection official receipts of the appropriate taxing authority or other reasonable proof evidencing the payment of all Leasehold Property Taxes and Personal Property Taxes due.

          (e)   Leasehold Property Taxes (but not Personal Property Taxes) for the first and last years of the Lease Term shall be prorated between Tenant and Landlord on the basis of a three hundred and sixty-five (365) day year.

          (f)    Tenant alone shall have the right, at its own cost and expense, to initiate and prosecute any proceeding as permitted by law for the purpose of obtaining an abatement of or otherwise contesting (1) the value of the leasehold estate for the Premises, any buildings, appurtenances or equipment located on the Premises and any personal property owned by Tenant located on the Premises, and (2) the validity or amount of the Tenant Taxes assessed to or levied upon all or any part of said property interests and property, and, if required by law, Tenant may take such action in the name of Landlord, who shall cooperate with the party taking such action to such extent as Tenant may require, to the end that such proceedings may be brought to a successful conclusion. Landlord hereby irrevocably grants Tenant a power of attorney to act as Landlord's attorney-in-fact for such purposes, said grant being coupled with an interest. Tenant shall not be in default of this Lease for failure to pay any Tenant Taxes while same are being contested. Landlord alone shall have the right, at its own cost and expense, to initiate and prosecute any proceeding as permitted by law for the purpose of obtaining an abatement of or otherwise contesting (1) the value of the unimproved real estate underlying the Premises, and (2) the validity or amount of the Real Property Taxes assessed to or levied upon all or any part of said real property, in the name of Landlord. Landlord shall not be in default of this Lease for failure to pay any Real Estate Taxes while same are being contested, so long as such proceeding or contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the property or any part thereof or any interest of Tenant or any subtenant therein.

          (g)   If Tenant fails to pay in accordance with this Section 5 any Tenant Taxes or related interest or penalty and is not contesting the same, Landlord may pay the same, provided that Landlord shall have given to Tenant not less than ten (10) days' prior written notice of Landlord's intention to pay the same, and Tenant shall reimburse Landlord on demand for the amount of any such payment made by Landlord specified in said notice and any interest due under the terms of Section 3(c) above.

          (h)   Nothing contained in this Section 5 or elsewhere in this Lease shall be construed to require Tenant to pay any estate, inheritance, succession, transfer or other similar tax of Landlord, its, successors, successors-in-title or assigns, including, without limitation, any such taxes growing out of or in any manner connected with this Lease or Landlord's interest in the Premises, all of which shall be paid by Landlord, or any tax of any kind or nature, including, without limitation, income tax, capital gains tax, sales tax, excise tax, excess profits tax, transfer tax, or other similar taxes upon the rental and/or First Refusal Purchase Price (as hereinafter defined) paid by Tenant, all of which shall be paid by Landlord.

        6.    IMPROVEMENTS.

          (a)    Construction and Alterations.    Tenant shall have the free and unrestricted right, at any time and from time to time during the Lease Term, to cut, clear and sell timber from the property, construct improvements on the Premises, and to alter and make additions to the improvements located on the Premises and to construct on the Premises, and any portion thereof, buildings and other improvements permitted under the zoning classification applicable, from time to time, to the Premises, without the requirement of any prior consent or approval by Landlord; provided, however, that all such construction shall be performed without cost or expense to Landlord and shall comply with the requirements of all laws, ordinances, codes and regulations of governmental authorities having jurisdiction of the same. Without the Landlord's prior consent, Tenant may raze, demolish, and/or remove any permanent buildings, improvements or equipment which may hereafter be constructed on the Premises. All costs and expenses for such razing, demolition and removal shall be paid by Tenant and all building materials, improvements, equipment and other salvage resulting from any such work shall be the property of Tenant. Tenant, at its expense, will keep the Premises in good and clean order and condition and will promptly make all necessary repairs, replacements end renewals thereof, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen. Tenant waives any right created by any law now or hereafter in force to make repairs to the Premises or any pan thereof at Landlord's expense or to require Landlord to make any such repairs. Tenant, at its expense, will be responsible for the preservation and safety of the Premises by reason of or in connection with any excavation or other building operation upon the Premises, including without limitation, all shoring of foundations and walls of the improvements on the Premises or of the ground adjacent thereto, whether or not the owner of the Premises shall be required by any legal requirements to take such action or be liable for failure to do so. All timber on the Premises, if any, and the proceeds from the sale of any such timber cut on the Premises shall be the property of Tenant.

          (b)    Ownership of Improvements.    Any and all buildings and improvements constructed on the Premises or Easement Areas by Tenant, or by any subtenant claiming under Tenant, shall be and at all times remain the property of Tenant or such subtenant, as the case may be, until the date one hundred and eighty (180) days after the expiration or earlier permitted termination of this Lease. Upon such expiration or termination, Tenant shall have no obligation to remove or change such buildings or improvements; provided, however, that all buildings, improvements, furniture, furnishings, movable fixtures and equipment installed on the Premises or Easement Areas by Tenant, or by any subtenant claiming under Tenant, shall be and remain the property of Tenant or such subtenant, as the case may be, and may be removed from the Premises and/or Easement Areas within one hundred and eighty (180) days after the expiration of this Lease. Tenant shall have no obligation to restore the Premises or Easement Areas to their original condition or configuration upon expiration or earlier permitted termination of this Lease. Tenant may install and shall have the right, but not the obligation, to remove from time to time, within one hundred and eighty (180) days after the expiration of this Lease, Tenant's and any under tenant's buildings, improvements, trade fixtures, and equipment, which shall include without limitation, turbines, switching equipment, transformers, breakers, generators, pumps, chillers, cooling towers, water processing equipment, fuel processing equipment, underground tanks, above ground tanks, and any other fixtures, machinery or equipment belonging to Tenant, under tenant or any third party, whether or not attached to the Premises. In the event Tenant elects to remove any underground storage tank(s), then in consideration of such removal, Landlord shall grant to Tenant reasonable access to the Premises to remove any such tank(s), to investigate and/or to remediate impacts from such tanks if such activity is required of Tenant by applicable law and the governmental agency having jurisdiction over such activity. Such access shall continue for the duration of the removal and remediation, even if such access is required more than one hundred and eighty (180) days after the expiration of this Lease. Nothing set forth in the foregoing sentences is intended to relieve Landlord of any of its legal obligations with regard to any underground storage tanks, if any, installed on the Premises on or before the date of this Lease, or to impose any obligations on Tenant other than those imposed by applicable law. Should Tenant, or any subtenant claiming under Tenant, elect to remove any buildings, improvements, furniture, furnishings, movable fixtures and equipment installed on the Premises or Easement Areas after expiration of the Lease Term, Tenant shall (1) pay Landlord a per diem rental calculated based on the Additional Rent, if any, paid based on an annual amount and the Annual Rent in effect for the last year of the Lease Term for the time used by Tenant or any subtenant to complete such removal work beyond the expiration date of the Lease Term, and (2) such occupancy and activities shall, be subject to all of the other terms and conditions of the Lease (e.g. insurance obligations, prohibitions against liens, and indemnity obligations). Notwithstanding any other term or provision of this Lease to the contrary, (i) Tenant and any subtenant shall complete all work performed at the expiration or any earlier permitted termination of the Lease to remove any buildings, improvements, furniture, furnishings, movable fixtures and equipment installed on the Premises and/or Easement Areas (as hereinafter defined) in compliance with all applicable laws then in effect, including, without limitation, all applicable environmental laws and laws relating to underground storage tanks then in effect, (ii) Tenant and any subtenant shall at the expiration or any earlier permitted termination of the Lease leave the Premises, Easement Areas and any buildings, improvements, fixtures and equipment installed thereon in compliance with all applicable laws then in effect, including, without limitation, all applicable environmental laws and laws relating to underground storage tanks then in effect, and (iii) the indemnification obligations of Tenant under Section 17 shall survive the expiration or any earlier permitted termination of this Lease provided that Landlord has notified Tenant of the claim asserted on or before the date two (2) years following the expiration or earlier permitted termination of this Lease as required in Section 17 below.

        7.    INSURANCE

          (a)   Tenant or its subtenants, successors, successors-in-title or assigns shall, at their sole expense, maintain at all times during the Lease Term (i) fire and extended coverage insurance with respect to the Premises, Easement Areas and all improvements of Tenant thereon in an amount not less than eighty percent (80%) of the replacement value of such property (value of land, foundations and excavation excluded), as such may increase from time to time, (ii) commercial general liability insurance with respect to the Premises and Easement Areas and the conduct or operation of Tenant's business on the Premises and Easement Areas, naming Landlord as an additional insured, with limits of not less than $3,000,000 for death or bodily injury to any one or more persons and for property damage combined in any one occurrence, (iii) workers' compensation insurance for all of Tenant's employees in an amount sufficient to comply with applicable laws and regulations; (iv) employer's liability insurance with a minimum limit of $1,000,000 for bodily injury; and (v) excess liability coverage over the insurance required by subsection (ii) of this Section, naming Landlord as an additional insured, with combined minimum coverage of $15,000,000. The coverage limitations set forth herein shall be increased by Tenant from time to time during the Lease Term if reasonably requested by Landlord, but not exceeding the limits typically maintained by similar tenants leasing properties similar to the Premises. All insurance which Tenant is required to carry hereunder shall be carried with companies licensed to do business in Georgia, and shall be non-cancelable except after thirty (30) days written notice to Landlord. Landlord agrees that Landlord will not obtain or maintain any fire, casualty or other property damage insurance with respect to the Premises or Easement Areas or any buildings or improvements thereon during the Lease Term, except during any time period in which Tenant has failed to maintain the coverage required in subpart 7(a)(i) above.

          (b)   Notwithstanding anything in this Lease to the contrary, Tenant and any subtenant shall have the right to maintain the insurance coverages set forth in this Section 7 of the Lease under policies containing provisions and/or under blanket insurance policies covering other premises owned, leased or subleased by Tenant, any subtenant and/or their affiliates so long as the coverage afforded thereby is equivalent or greater than the insurance coverages and limits required herein.

          (c)   Upon the execution of this Lease and thereafter annually upon not less than fifteen (15) days after written notice and request by Landlord to Tenant, Tenant will deliver to Landlord a certificate of insurance evidencing that Tenant or its subtenant has obtained and is maintaining the insurance coverages required by the Lease, bearing notations evidencing the payment of premiums, the amount of coverage afforded thereby and such other matters as may be reasonably requested by Landlord.

          (d)   Landlord represents that Landlord typically carries, and Landlord shall at all times during the Lease Term continue to carry, at Landlord's sole cost and expense and without contribution from Tenant, (i) commercial general liability insurance covering the Premises and Easement Areas, insuring against liability with limits of not less than $3,000,000 for death or bodily injury to any one or more persons and for property damage combined in any one occurrence, and (ii) excess liability coverage over the insurance required by subsection (i) of this subpart (d) with combined minimum coverage of $15,000,000, all of which coverage and/or policies shall name Tenant, Duke Energy Murray, LLC, Duke Energy Corporation, and their subsidiaries and affiliates, as additional insureds. The coverage limitation set forth herein shall be increased by Landlord from time to time during the Lease Term if reasonably requested by Tenant, but not exceeding the limits typically maintained by similar municipalities and utility providers owning properties similar to the Premises and Easement Areas. Upon written notice and request from Tenant, Landlord shall within fifteen (15) days after the giving of such notice deliver a certificate of such insurance to Tenant which request may be made by Tenant on or before the Commencement Date, and thereafter annually within fifteen (15) days after written notice and request by Tenant. All insurance which Landlord is required to carry hereunder shall be carried with companies licensed to do business in Georgia, and shall be non-cancelable except after thirty (30) days written notice to Tenant.

        8.    CASUALTY AND EMINENT DOMAIN.

          (a)   Tenant shall have the right and option to terminate this Lease upon the occurrence of any casualty causing damage to or destruction of the Premises, Easement Areas, any buildings or improvements thereon, or any portion of the foregoing, at any time during the Lease Term, if Tenant reasonably determines that such damage or destruction cannot be restored using standard construction methods within one hundred and eighty (180) days after the date of such damage or destruction. Such right to terminate shall be exercised by Tenant by written notice of termination to Landlord on or prior to the one hundred and twentieth (120) day after the date of such damage or destruction. If no notice of termination is timely given, the right of Tenant to cancel shall be deemed waived. Tenant shall be entitled to, and shall be paid, any and all insurance proceeds which may be payable with respect to any damage to or destruction of the buildings, trade fixtures, equipment or other structures or improvements on the Premises, and to the extent owned by Tenant, on the Easement Areas.

          (b)   In the event the entire Premises is condemned or otherwise taken under power of eminent domain or conveyed under the threat of condemnation proceedings, then this Lease shall terminate on the date such condemnation, taking or conveyance, as the case may be, occurs. If any portion of the Premises or Easement Areas, the condemnation of which would render the remaining Premises useless or without substantial access thereto or without substantial commercial value or unsuitable for Tenant's purposes, is condemned or otherwise taken under the power of eminent domain or conveyed under the threat of condemnation proceedings, this Lease shall, at the option of Tenant, terminate effective as of the date of such condemnation, taking or conveyance. Such right to terminate shall be exercised by Tenant by written notice of termination to Landlord on or prior to the sixtieth (60th) day after the date of such condemnation, taking or conveyance, as the case may be. If no notice of termination is timely given, the right of Tenant to cancel shall be deemed waived. The termination of this Lease as above provided shall not operate to deprive Tenant or Landlord of the right to make claim pursuant to the terms of this Section 8 against the condemning authority for any damages suffered by Tenant or Landlord, as the case may be. Each party shall be permitted to seek, claim and receive any award, settlement or judgment permitted to it by law arising out of the exercise of the power of eminent domain over the Premises; the parties shall seek separate awards in any condemnation proceedings. Landlord and Tenant agree that Landlord shall be entitled to recover, be awarded and be paid the value of the unimproved land contained within the description of the Premises (the "Unimproved Land Value"), and that Tenant shall be entitled to recover, be awarded and be paid (i) the part of any award attributable to the value of any buildings, improvements, fixtures and/or equipment on the Premises, (ii) the value of the land contained within the description of the Premises in excess of the Unimproved Land Value, (iii) any consequential damages to, and diminution in the value of, any portion of the Premises, buildings and/or improvements thereon, not condemned, and (iv) any other measures of damages (including, without limitation, relocation expenses, value of personal property taken or damaged and any other damages) paid in connection with the condemnation of property. Notwithstanding any term or provision of this Lease to the contrary, Landlord hereby transfers, conveys and assigns to Tenant the right to receive any award, settlement, judgment or other consideration Landlord receives or is entitled to receive from any condemning authority in excess of the Unimproved Land Value. Landlord and Tenant agree to diligently pursue their rights to receive any and all awards, settlement, judgments or other consideration due from any condemning authority, and Landlord and Tenant agree that neither party will settle any condemnation claim or close any sale in lieu of condemnation without the prior written consent of the other party to such settlement or sale; provided, however, that no consent of Landlord shall be required after Landlord has received, or will receive as part of any settlement, an amount equal to the Unimproved Land Value. If a portion of the Premises is condemned or otherwise taken or conveyed under threat of condemnation and this Lease is not terminated, the rent thereafter payable by Tenant to Landlord shall be reduced to such extent as may be fair and reasonable to Landlord and Tenant under all of the circumstances. If Landlord and Tenant are unable to agree upon an appropriate reduction in rent, each party shall, on the demand of the other, appoint an M.A.I. Appraiser. The two (2) appraisers shall be instructed to meet and select a third M.A.I. Appraiser, and the three (3) appraisers shall be instructed to determine, within forty-five (45) days thereafter by majority vote, the amount of the rent reduction hereunder, taking into account only the fair market value of the land included in the Premises in an unimproved state Premises after the condemnation, taking or conveyance as compared to the fair market value of the land included in the Premises in an unimproved state prior thereto.

        9.    ASSIGNMENT AND SUBLETTING.

          (a)   Tenant and any assignee or successor to Tenant's interest hereunder shall have the right, at any time and from time to time, to assign this Lease and any rights hereunder, provided that (i) the assignment is accomplished pursuant to a written document under which the assignee shall expressly assume and agree to pay the rent and other payments due hereunder and agree to perform Tenant's obligations hereunder, and (ii) Landlord consents in writing to such assignment, such consent not to be unreasonably withheld, conditioned or delayed by Landlord. With respect to any assignment to which Landlord's consent is required under this Lease, Tenant shall give Landlord not less than thirty (30) days prior notice of such assignment, together with the name of the assignee, income statements and balance sheets for the assignee for the three fiscal years prior to the date of such notice to the extent they exist, and the Moody's Investors Services, Inc. and Standard & Poors Ratings Group ratings for the assignee to the extent they exist. During said thirty (30) day period Tenant shall provide Landlord any other information about the assignee Landlord may reasonably request, by notice to Tenant, that is in Tenant's possession. Landlord shall within said thirty (30) day period shall notify Tenant that Landlord either consents in writing to the subject assignment, or that Landlord refuses to consent to such assignment, in which case Landlord shall state in reasonable detail the basis for its refusal to consent to the assignment. Should Landlord fail to notify Tenant of its response or not refuse by written notice to consent to the assignment within said thirty (30) day period, then Landlord shall be deemed to have consented to the assignment. Upon any such assignment, Tenant shall send to Landlord a signed copy of the assignment and assumption and the name, address and telephone number of the assignee. Upon such assignment and assumption, whether or not the consent of Landlord to such assignment is required under the terms hereof, Tenant shall be released and relieved from all of its covenants, duties, obligations and liabilities under this Lease accruing or arising on or and after (but not before) the effective date of any such assignment. Landlord hereby agrees to look solely to such assignee with respect to such covenants, duties, obligations, and liabilities. In addition, Tenant shall have the right to freely grant a security interest, transfer in trust, mortgage, hypothecate, assign, or otherwise transfer Tenant's right, title, and interest or delegate its duties under this Lease to any institutional or commercial lender, or other person, its successors or assigns, providing credit or loans to Tenant in connection with the financing, refinancing or operation of the plant to be constructed on the Premises (a "Lender" or "Lenders") and any Lender may exercise its rights or pursue its remedies available under any loan agreements, security agreements or other instruments or documents between itself and Tenant or otherwise available to such Lender at law or in equity; and Tenant may assign this Lease without the prior written consent of Landlord to Tenant's Lender(s), but Landlord agrees to execute a consent to such assignment as may be reasonably requested by such Lender(s). Notwithstanding any other term or provision of this Section 9(a) or this Lease to the contrary, Landlord's consent shall not be required in connection with any assignment of this Lease or any rights hereunder to (A) MCIDA

  (as hereinafter defined), or other governmental entity or governmental development authority, (B) Duke Energy Murray, LLC, a Delaware limited liability company, (C) Duke Energy North America, LLC, a Delaware limited liability company, (D) any person or entity having a rating for long-term unsecured debt obligations which is equal to or greater than "Baa3", in the case of a rating issued by Moody's Investors Services, Inc., or "BBB-" in the case of a rating issued by Standard &Poors Ratings Group (a division of McGraw Hill, Inc.), or an equivalent rating issued by another nationally recognized ratings organization, (E) any person or entity if the payment obligations of such assignee under Sections 3, 4, 5 and 17 of this Lease of this Lease are guaranteed by a person or entity that holds a credit rating meeting the requirements of clause (D) immediately preceding, or (F) the payment obligations of such assignee under Sections 3,4, 5 and 17 of this Lease are supported by a letter of credit in an amount not less than FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or similar credit support arrangements reasonably acceptable to Landlord (the persons and entities described in subparts (A) through (F) being hereinafter referred to as the "Approved Parties").

          (b)   Tenant and any assignee or successor to Tenant's interest hereunder shall have the right, at any time and from time to time, to sublease all or any one or more portions of the Premises, provided, however, that (i) any sublease is accomplished pursuant to a written sublease document under which the subtenant shall expressly assume and agree to pay the rent and other payments due hereunder and agree to perform Tenant's obligations hereunder with regard to the subleased premises, (ii) any sublease shall expressly provide that the sublease is subordinate to the terms of this Lease and the subtenant shall be subject to all of the terms of this Lease applicable to the subleased premises, (iii) any sublease shall expressly provide that Landlord is a third party beneficiary of the assumption required in 9(a)(i) above and as a result Landlord shall have a direct cause of action against any subtenant for breach of any of the obligations assumed under the sublease, (iv) no sublease shall be for a term which extends beyond the Lease Term, (v) Tenant shall promptly provide Landlord with copies of all written subleases as evidence thereof, and (vi) Landlord consents in writing to such sublease, such consent not to be unreasonably withheld, conditioned or delayed by Landlord. With respect to any sublease to which Landlord's consent is required under this Lease, Tenant shall give Landlord not less than thirty (30) days prior notice of such sublease, together with the name of the subtenant, income statements and balance sheets for the subtenant for the three fiscal years prior to the date of such notice to the extent they exist, and the Moody's Investors Services, Inc. and Standard & Poors Ratings Group ratings for the subtenant to the extent they exist. During said thirty (30) day period Tenant shall provide Landlord any other information about the subtenant Landlord may reasonably request, by notice to Tenant, that is in Tenant's possession. Landlord shall within said thirty (30) day period shall notify Tenant that Landlord either consents in writing to the subject sublease, or that Landlord refuses to consent to such sublease, in which case Landlord shall state in reasonable detail the basis for its refusal to consent to the sublease. Should Landlord fail to notify Tenant of its response or not refuse by written notice to consent to the sublease within said thirty (30) day period, then Landlord shall be deemed to have consented to the sublease. Each such sublease shall be subject and subordinate to this Lease. Notwithstanding any other term or provision of this Section 9(b) or this Lease to the contrary, Landlord's consent shall not be required in connection with any sublease of the Premises or any part thereof entered into with any Approved Party. Landlord agrees to send the subtenants subleasing all or part of the Premises pursuant to the provisions of this Section 9(b) a copy of any notice Landlord shall send to Tenant with respect to any default by Tenant or any subtenant under the terms of this Lease, at the same time such notice is sent to Tenant, provided Landlord has been given the name and notice address of such subtenants by written notice given in accordance herewith. Landlord agrees that subtenants subleasing all or part of the Premises pursuant to the provisions of this Section 9(b) shall have the right to cure any defaults by Tenant or any subtenant under this Lease. Landlord agrees not to hinder or disturb the quiet use, possession or enjoyment of the Premises by any subtenant subleasing all or part of the Premises pursuant to the provisions of this Section 9(b), so long as such subtenant agrees to cure any default by Tenant or any subtenant in the payment of rent or other affirmative obligations of Tenant under this Lease, and thereafter proceeds to diligently and continuously pursue such cure to completion within a reasonable period of time, which non-disturbance agreement shall run to and be binding upon Landlord and Landlord's successors, successors-in-title and assigns and any purchaser at a foreclosure of any deed to secure debt, mortgage or similar encumbrance encumbering the Premises. Landlord agrees to enter into separate non-disturbance and attornment agreements with any subtenants of Tenant, in recordable form, affording them non-disturbance protection so long as the subtenants agree to cure any default by Tenant in the payment of rent or other affirmative obligations of Tenant under this Lease, which non-disturbance agreements shall run to and be binding upon Landlord's successors, successors-in-title and assigns and any purchaser at a foreclosure of any deed to secure debt, mortgage or similar encumbrance encumbering the Premises.

        10.    LIENS.

          (a)   Except as provided under the terms and provisions of this Lease, Tenant is not authorized to subject Landlord's interest in the Premises to any easement, restriction, lien, charge or encumbrance of any kind or nature.

          (b)   Tenant will not directly or indirectly create or permit to be created or to remain, and Tenant will discharge by payment, bonding against or other means, as Tenant may elect, any lien, security interest, encumbrance or charge on, pledge of or conditional sale or other title retention agreement with respect to the Premises, Easement Areas or any part thereof, Tenant's interest therein or rent or any other sum payable under the Lease, other than (i) the Lease, (ii) any Leasehold Mortgage (hereinafter defined), (iii) liens for Tenant Taxes not yet payable, or payable without the addition of any fine, penalty, interest or cost for nonpayment, or being contested as permitted by Section 5, (iv) Permitted Encumbrances (hereinafter defined), (v) liens of mechanics, materialmen, suppliers or vendors, or rights thereto, incurred in the initial and/or future construction, maintenance, repair, replacement and/or renewal of any buildings and/or improvements on the Premises and/or Easement Areas or incurred in the ordinary course of business, for sums which under the terms of the related contracts are not at the time due; and (vi) any easements, estates, interests, privileges and/or other rights permitted by the terms of this Lease or the terms of easements granted to Tenant pursuant to the terms of this Lease, including, without limitation, Section 13 below. All alterations, additions, improvements, repairs and other work performed by or at the request of Tenant or any of its subtenants relating to the Premises or Easement Areas, and the charges therefor, shall be the responsibility and expense of Tenant, and Landlord shall have no obligation with respect thereto.

          (c)   Nothing contained in this Lease shall constitute any request by Landlord, express or implied, for the performance of any labor or services or the furnishing of any materials to the Premises in respect of the Premises or any part thereof, on credit or otherwise, nor as giving Tenant any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials to the Premises in such fashion as would permit the making of any claim against Landlord or Landlord's interest in the Premises or any part thereof.

        11.    MORTGAGE OF TENANTS ESTATE.

          (a)   Tenant and any subtenant may place one or more mortgages, security deeds, deeds to secure debt, security interests or any other such instrument securing a debt on Tenant's and subtenant's respective leasehold interests in the Premises (herein such instruments are referred to as a "Leasehold Mortgage," and the holder thereof being herein referred to as a "Leasehold Mortgagee"), provided that Tenant and any subtenant shall promptly provide Landlord with a copy of any Leasehold Mortgage. Each such Leasehold Mortgage, however, shall mature not later than the end of the Lease Term, and shall be a leasehold mortgage only; it is distinctly understood and agreed that the Tenant has no right to mortgage the fee title of the Premises or Landlord's interest in this Lease, and that each Leasehold Mortgage shall be subject to this Lease. Landlord and Tenant agree that, after the execution and delivery of any such Leasehold Mortgage, this Lease shall not be modified to materially and adversely affect the interest of the Leasehold Mortgagee without the prior written consent of the Leasehold Mortgagee, if Landlord is given written notice thereof and provided with a copy of such Leasehold Mortgage.

          (b)   In the event Landlord desires to hold Tenant in default under this Lease as defined in Section 12 below, Landlord agrees to give written notice of such default to each Leasehold Mortgagee, who shall have furnished to Landlord its name and address and requested in writing a copy of default notices. Each Leasehold Mortgagee shall have the same right and time to cure or cause a cure of default as Tenant has under Section 12 prior to Landlord seeking any remedy permitted under the terms of this Lease, but no Leasehold Mortgagee shall be obligated to cure or cause a cure of any such default. Landlord agrees to recognize the cure of any default or Event of Default of Tenant by any subtenant, under tenant, assignee or holder of a Leasehold Mortgage.

          (c)   In the event any such default is not cured by Tenant or a Leasehold Mortgagee and Landlord seeks specific performance or a judgment for damages by reason of such default, then Landlord, within ninety (90) days after final disposition of said proceedings, shall send to each Leasehold Mortgagee an offer to enter into a new lease with said Leasehold Mortgagee on the same terms and conditions as this Lease, except that the tenant shall be said Leasehold Mortgagee instead of Tenant, the commencement date shall be the first day of the first calendar month following the date said Leasehold Mortgagee delivers the new lease to Landlord and the Termination Date shall be the Termination Date of this Lease, subject to any extensions as provided herein. The offer may be accepted by said Leasehold Mortgagee by mailing, within fifteen (15) days after the sending of said offer, two (2) duly executed originals of said new lease to Landlord, together with the payment of all sums due under this Lease up to the commencement date of said new lease. Upon receipt of said new lease and said payment, Landlord shall immediately execute both originals of said new lease and return one fully executed copy thereof to the new tenant. Upon the commencement date of said new lease, this Lease shall terminate and be of no further force and effect. As among Leasehold Mortgagees, an acceptance of such offer to enter into a new lease by the Leasehold Mortgagee holding the higher or highest priority Leasehold Mortgage shall be effective and shall in all respects prevail notwithstanding a prior acceptance by a Leasehold Mortgagee or Leasehold Mortgagees holding subordinate Leasehold Mortgages.

          (d)   A Leasehold Mortgagee shall in no manner or respect whatsoever be liable or responsible for any of Tenant's or subtenant's obligations under this Lease, unless and until such Leasehold Mortgagee becomes the owner of Tenant's or subtenant's respective interests in the Premises. Should a Leasehold Mortgagee or its designee become the owner of Tenant's or subtenant's respective interests in the Premises by exercise of a power of sale contained in such Leasehold Mortgage, by foreclosure of such Leasehold Mortgage, by conveyance in lieu of foreclosure or otherwise, said Leasehold Mortgagee or its designee shall attorn to Landlord, and Landlord will accept such attornment and said Leasehold Mortgagee or its designee and Landlord shall have the same rights and obligations toward one another which they would have had if this Lease had been entered into with Landlord, as Landlord, and said Leasehold Mortgagee or its designee, as Tenant or subtenant as the case may be.

          (e)   Landlord will, within ten (10) days after written request, confirm in a written document any of the foregoing provisions of this Lease relative to any Leasehold Mortgages at the request of Tenant.

        12.    DEFAULT.

          (a)   It shall be an "Event of Default" by Tenant hereunder, after expiration of the following notice and cure periods, if: (i) Tenant shall default in the payment of rent herein reserved when due Landlord hereunder, and shall fail to cure said default within thirty (30) days after Tenant's receipt of written notice of default from Landlord specifying the rental period and the amount unpaid; (ii) Tenant shall default in the payment of any other sums due Landlord hereunder and shall fail to cure said default within thirty (30) days after Tenant's receipt of written notice of default from Landlord specifying the requirement under the Lease and the amount unpaid, (iii) Tenant fails to substantially comply with any material term or provision of this Lease, other than the provision requiring the payment of rent or other payments, and Tenant fails to cure such default within thirty (30) days after Tenant's receipt of written notice of default from Landlord specifying Tenant's default; provided that if the failure cannot reasonably be cured within thirty (30) days, it shall not be an Event of Default if Tenant commences to cure within thirty (30) days after Tenant's receipt of said notice of default and thereafter diligently pursues the completion of the same, or (iv) an "Event of Default" by Tenant or any subtenant occupying the Premises shall remain outstanding and uncured under the Water Purchase Agreement, then, in any of said events, but subject to the other provisions of this Lease, Landlord, at its option, may at any time thereafter during the continuation of such Event of Default, pursue a civil action against Tenant for any damages suffered as a result of such Event of Default. Notwithstanding any Event of Default, Landlord may not levy or distrain upon, or otherwise proceed against, by legal process or otherwise, any of Tenant's or its subtenants' or under tenants' buildings, improvements, fixtures, trade fixtures, machinery, equipment, or other property belonging to Tenant or any subtenant or under tenant, whether or not attached to the Premises, including, but not limited to, turbines, switching equipment, transformers, breakers, generators, pumps, chillers, cooling towers, water processing equipment, fuel processing equipment, underground tanks, or above ground tanks; provided, however, nothing in this sentence is intended to restrict Landlord's rights in the event Landlord obtains a judgment against Tenant following any Event of Default to enforce such judgment by levying against Tenant's personal property.

          (b)   If an Event of Default occurs and is continuing, Landlord shall also have the right, at its option, during the continuation of any Event of Default, to make any payment or perform any act Tenant was required to make or perform, with the same effect as if made or performed by Tenant, and entry by Landlord upon the Premises or any part thereof for such purposes shall not waive or release Tenant from any Event of Default, and Tenant shall reimburse Landlord on demand (with interest to be paid as provided in Section 3(c)) for all sums so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of such act.

          (c)   It is recognized that Tenant may sublease a portion or portions of the Premises, and may not have control over the actions of subtenants. Provided that Tenant shall require of all subtenants compliance with the provisions of this Lease relating to the use and care of the Premises, then if Landlord seeks to hold Tenant in default for matters solely caused by actions of subtenants, the thirty (30) day cure periods set forth in Section 12(a) above shall be extended to such time as required for Tenant to cure or cause a cure of such breach by subtenants by the use of diligent, continuous and good faith efforts (including termination of subleases).

          (d)   In the event Landlord shall default in the performance of any obligation imposed on Landlord by this Lease or shall breach any warranty of Landlord contained in this Lease, and Landlord shall fail to cure such default or breach within thirty (30) days after receipt of written notice thereof from Tenant (provided that if the default does not involve the payment of money and cannot reasonably be cured within thirty (30) days, it shall not be an event of default if Landlord commences to cure within thirty (30) days after Landlord's receipt of notice and thereafter diligently pursues the completion of the same), then, in any such event, in addition to any other remedies available to Tenant at law, in equity or otherwise, (i) the rental payable hereunder by Tenant to Landlord shall abate so long as such default or breach by Landlord continues, (ii) Tenant may perform on behalf of Landlord and deduct from the rent due from and after the cure of such default and from the First Refusal Purchase Price or Purchase Price under the Purchase Option, as applicable, all costs to cure and reasonable expenses Tenant incurs as a result thereof, together with interest at the rate of fifteen percent (15%) per annum or the highest rate permitted by law, whichever is less, upon any such amount from the date paid or incurred by Tenant until paid by Landlord, (iii) if the default involves the Landlord's failure to comply with the terms of Section 37 below or the Purchase Option Tenant may apply and offset against the Annual Rent and/or Additional Rent due under the Lease and against the First Refusal Purchase Price and Purchase Price under the Purchase Option any amounts owed by Landlord to Tenant under the Lease, together with interest at the rate of fifteen percent (15%) per annum or the highest rate permitted by law, whichever is less, upon any such amount from the date due from Landlord until paid by Landlord, and Tenant shall have the option, in Tenant's sole and absolute discretion, to extend the Lease Term in accordance with the terms of Section 37 below for a period of time equal to the period each such default or breach continues, and (iv) upon Landlord's failure to cure any such breach or default as herein provided, and during the continuation of such uncured default Tenant shall have the right and option to terminate this Lease without the payment of any termination fee provided in Section 36 hereof or otherwise.

          (e)   Except as limited by the express terms of this Lease, the rights and remedies of each party as set forth in this Lease are cumulative and are in addition to and not in lieu of any other rights and remedies available at law or in equity.

        13.    EASEMENTS ON PREMISES.    Tenant is hereby authorized to grant easements across, under, over and through the Premises for the installation, construction, maintenance, repair, relocation, removal and/or replacement of natural gas, electric transmission, communication, water, sewer and other utility lines, for conservation or restriction of any flood plain and/or wet lands areas, for rights of way and for other means of ingress and egress, and Landlord covenants that Landlord will, upon request of any party to whom any such easement is granted, join in the execution of such easement; provided, however, that, unless Tenant shall exercise its Right of First Refusal contained in Section 37 below or otherwise purchase the Premises, each easement shall automatically expire (if not sooner terminated by its terms) on the Termination Date of this Lease, as extended by the exercise of any extension option by Tenant.

        14.    USE.    Tenant and those holding by, through and under Tenant may use the Premises for any lawful purpose. Tenant presently intends to use the Premises for the construction and operation of an electric generation plant and related facilities and equipment used by Tenant and its subtenants in conducting such business operations, for storing and handling fuels and the tanks and pumps required therefore, and for any other purposes ancillary or related to Tenant's and its subtenant's business. Tenant's actual use of the Premises shall be consistent, in all material respects, with applicable law and regulations. Tenant requires means of access to the Premises from public streets for the motor vehicles of Tenant and others, at all times, appropriate and sufficient for all of the foregoing purposes and for the construction, installation, repair, replacement and removal of Tenant's improvements. If Tenant shall for any reason (other than those caused by Tenant) be prevented at any time from using the

Premises for any or all of the foregoing purposes or if the required access shall not be available, Tenant may terminate this Lease by notice to Landlord effective on the date specified in the notice, without the payment of any termination fee or other consideration by Tenant, and thereafter, except for Tenant's rights and obligations under Sections 6(b) and 17 (a) and (b) hereof, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease and the rent and other sums payable by Tenant for the remainder of the term shall wholly abate.

        15.    QUIET ENJOYMENT AND REPRESENTATIONS AND WARRANTIES OF LANDLORD.

          (a)   Landlord covenants and agrees that Tenant, on paying the rents and observing and keeping the covenants, agreements and stipulations of this Lease on its part to be kept, shall peaceably and quietly hold, occupy and enjoy said Premises during the Lease Term without any claims, hindrance or disturbance from anyone claiming directly by, through or under Landlord.

          (b)   Landlord and Tenant agree that an estate for years is created hereby, and Tenant shall have and enjoy all rights, title, interest and privileges as the owner of a leasehold estate for the Lease Term, subject to all of the terms of this Lease.

          (c)   Landlord and all parties subsequently acquiring Landlord's reversionary interest in the Premises shall hold said reversion subject to all of the terms of this Lease.

          (d)   Landlord does hereby warrant and represent to Tenant that as of the date hereof and the commencement of the Lease Term (i) that there are no ground leases, leases, licenses, deeds to secure debt, deeds of trust, mortgages, security interests, liens or other encumbrances affecting the Premises or Tenant's proposed use thereof, (ii) that Landlord alone owns and holds good and marketable fee simple title to the Premises, subject only, to those matters set forth on Exhibit "B" attached hereto incorporated herein by reference, if any, (said matters being herein referred to collectively as the "Permitted Encumbrances"), (iii) that the Premises is a part of certain real property located in Whitfield and Murray Counties, Georgia, owned by Landlord on which Landlord operates a Land Application System for the land application of wastewater products (a "LAS") and the property on which the LAS is operated was purchased by the Landlord for the purposes of the operation of the LAS with assistance from the United States Environmental Protection Agency ("EPA") pursuant to a grant program; (iv) pursuant to a Consent Decree between Landlord, on the one hand, and the EPA, on the other hand, a portion of the LAS which, contains the Premises, can no longer be used for their intended purposes of land application of bio-solids; (v) the EPA has required that the Premises be taken out of service, as a result the Premises is unsuitable, unserviceable and inadequate for the uses and purposes for which it was originally acquired, and has not been used by the Landlord for its originally intended purposes for a period of time in excess of twelve (12) months; (vi) pursuant to Federal regulations the EPA has released the Premises, which tract comprises a portion of the LAS that can no longer be used for land application of bio-solids, from all claims of the EPA arising by virtue of such grant; (vii) that as a result of being unable to use the Premises for its intended uses and purposes of land applying bio-solids as part of its operation of the LAS the Landlord has abandoned the Premises for use in connection with the LAS, as well as any and all other waste disposal and sewage treatment uses and purposes and other governmental functions, and (viii) that Landlord has the good and lawful right, power and authority to execute this Lease and to do all things necessary to perform its terms, and that, except for the Permitted Encumbrances, Landlord shall warrant and forever defend Tenant, its successors, successors-in-title and assigns, against the claims of any and all persons whomsoever as to any rights herein granted.

          (e)   Landlord does hereby warrant and represent to Tenant that:

            (1)   Landlord has no knowledge of any pending condemnation proceedings affecting the Premises or any part thereof or the Easement Areas identified and described in the easements granted pursuant to Section 33 below (herein collectively referred to as the "Easement Areas") or any part of such Easement Areas;

            (2)   Except for that certain Right of First Refusal contained in Section 37 below and the Purchase Option Agreement, no person, firm or entity has any options to purchase, rights of first refusal or other rights in or to acquire the Premises or any part thereof and there is no agreement to sell, lease or permit the use of the Premises or the Easement Areas except for this Lease;

            (3)   To the best of Landlord's knowledge, there are no violations of any legal requirements affecting the Premises or the Easement Areas other than the violations alleged in the EPA Proceeding; and

            (4)   Except for the EPA Proceeding, Landlord is not now a party to any litigation affecting the Premises or the Easement Areas or any part thereof or Landlord's right, power or authority to lease the Premises or any part thereof or to grant the Right of First Refusal contained herein, or to grant the easement agreements described in Section 33 below and Landlord covenants and agrees to give Tenant prompt notice of the institution of any such litigation.

          (f)    Landlord is a municipal corporation of the State of Georgia, duly chartered and existing under and by virtue of the laws of the State of Georgia, which has the power and authority to own and lease its properties and to carry on its business as presently conducted and as represented in this Lease.

          (g)   This Lease has been duly authorized, executed, and delivered by representatives of Landlord who have the requisite power and authority to execute and deliver this Lease in the name of and on behalf of Landlord, and all necessary approvals by the Landlord required to so bind Landlord have been obtained.

          (h)   This Lease represents a valid and binding obligation of Landlord, enforceable against it by its terms, and that entering into this Agreement will not violate any rule, regulation, charter, by laws, or other agreements binding upon Landlord, except as the enforceability thereof may be limited to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

          (i)    The execution, delivery, and performance of this Lease will not violate, or be in conflict with, or result in a material breach of, or constitute a default under, any material agreement, order, judgment, or decree to which Landlord is a party or by which Landlord is bound, including, without limitation, any agreement, order, judgment, or decree entered into in connection with the EPA Proceeding.

        For purpose of this Lease, the term "EPA Proceeding" shall mean that certain is the civil action styled United States of America and the State of Georgia v. Dalton Utilities and the Water, Light and Sinking Fund Commission of the City of Dalton, Georgia, Civil Action No. 4:98-CV 0191-HLM, pending in the United States District Court for the Northern District of Georgia, Rome Division, which is an enforcement proceeding in which civil penalties and injunctive relief are sought for alleged violations of the federal Clean Water Act, 33 U.S.C. Section 1319, by Dalton Utilities in the operation of its wastewater treatment facilities, and includes the claims of citizen intervenors, the State of Alabama, the Weiss Lake Improvement Association and the Coosa River Basin Initiative.

        16.    TRADE FIXTURES.    Landlord recognizes that from time to time throughout the term of this Lease, Tenant or its subtenants may place upon the Premises, Easement Areas and within any buildings located thereon machinery, equipment and trade fixtures. Landlord does hereby acknowledge and agree that all items of machinery, equipment and trade fixtures placed on or located upon the Premises and Easement Areas shall be and remain the sole property of Tenant or such subtenants. Such equipment and fixtures may be removed from the Premises and Easement Areas by Tenant and its subtenants at any time before the expiration or earlier permitted termination of this Lease or within one hundred and eighty (180) days thereafter, subject, however, to the obligation of Tenant to comply with all of the terms and conditions of Section 6(b) of the Lease. Except as expressly set forth in this Lease, any such trade fixtures or personalty not removed within one hundred and eighty (180) days after the expiration of this Lease shall be deemed abandoned by Tenant or its under tenants.

        17.    INDEMNITY.

          (a)   Tenant will protect, indemnify and save harmless Landlord from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, suits, litigation, judgments, and costs and expenses, including, without limitation, reasonable attorneys' fees, expenses and costs of litigation (all of the foregoing being hereinafter collectively referred to as "Losses"), imposed upon or incurred by or asserted against Landlord or Landlord's fee interest in the Premises or Easement Areas, or any part thereof, caused in whole or in part by the following: (a) the use or occupation of the Premises or ownership by Tenant of an estate for years therein by Tenant during the Lease Term or arising out of Tenant's demolition and removal actions pursuant to Section 6 hereof, (b) any personal injury to or death of persons (including workers) on the Premises during the Lease Term or arising out of Tenant's demolition and removal actions on the Premises pursuant to Section 6 hereof, (c) any use, non-use or condition of the Premises or any part thereof during the Lease Term or arising out of Tenant's demolition and removal actions pursuant to Section 6 hereof, (d) performance of any labor or services or the furnishing of any materials to the Premises or any part thereof, (e) any work to remove any buildings, improvements, fixtures or equipment or restoration of the Premises, (f) any misrepresentation or breach by Tenant of any of the representations or warranties of Tenant set forth in this Lease, (g) the failure on the part of Tenant to comply with any of the terms of this Lease, or (h) the negligence or wrongful conduct of Tenant, or any of tenant's agents, employees or invitees.

          (b)   Tenant, covenants and agrees not to suffer, permit, introduce or maintain in, on or about any portion of the Premises any asbestos, polychlorinated biphenyls, or any other Hazardous Substances (as hereinafter defined); provided, however, Tenant shall be entitled to use Permitted Hazardous Materials (as hereinafter defined) provided such use and disposition after use complies in all material respects with all applicable laws, rules and regulations. For purposes of this Paragraph, the term "Permitted Hazardous Materials" shall mean: (i) all waste materials currently generated and disposed of in connection with operating an electric power generation plant and related facilities, including, without limitation, garbage and other refuse, (ii) supplies, chemicals and materials commonly used in the operation, maintenance and cleaning of electric power generation plants and related facilities, (iii) fuel oil, natural gas and other petroleum products and by-products, including, without limitation, gasoline, diesel fuel, other fuels, oil, waste oil, other lubricants, and propane, and (iv) any other Hazardous Substances used in the operation of or in connection with any business being operated on the Premises. Without limiting Landlord's other rights under this Section 17 or as otherwise set forth in this Lease, Tenant further covenants and agrees to indemnify, protect and save Landlord harmless against and from any and all Losses which may at any time be imposed upon, incurred by or asserted or awarded against Landlord arising from or out of any violation by Tenant of any applicable environmental laws or the existence of any Hazardous Substances on, in, under or affecting all or any portion of the Premises which were introduced by Tenant or its agents, representatives or invitees, or permitted to be introduced by Tenant, including, without limitation, (i) the costs of removal of any and all Hazardous Substances introduced to the Premises by Tenant, its agents, representatives or invitees, from all or any portion of the Premises as required by applicable laws, rules and regulations and the governmental agency having jurisdiction over the Premises, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Substances on, in, under or affecting the Premises introduced to the Premises by Tenant or its agents, representatives or invitees, into the air, any body of water, any other public domain or any surrounding areas in violation of applicable laws, rules and regulations, and (iii) the costs incurred to comply, in connection with all or any portion of the Premises, with all applicable laws, orders, judgments and regulations with respect to Hazardous Substances used by Tenant, its agents, representative or invitees on the Premises. Tenant's obligations to indemnify Landlord under the terms of this Section 17 shall be without prejudice to Tenant's rights to collect damages from, seek contribution from or indemnification from any actually responsible parties. As used in this Lease, the term "Hazardous Substances" means such materials, waste, contaminants or other substances defined as toxic, dangerous to health or otherwise hazardous by reference to the following sources as amended from time to time: (i) the Resource Conservation and Recovery Act of 1976, 42 USC 6901 et seq. ("RCLA"); (ii) the Hazardous Materials Transportation Act, 49 USC 1801, et seq.; (iii) the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 USC 9601 et seq. ("CERCLA"); (iv) applicable laws of the jurisdiction where the Premises are located, and (v) any federal, state or local statutes, regulations, ordinances, rules or orders issued or promulgated under or pursuant to any of those laws or otherwise by any department, agency or other administrative, regulatory or judicial body, having jurisdiction over the Premises.

          (c)   Notwithstanding any term or provision of Sections 17(a) or (b) above or any other provision of this Lease, Tenant shall have no obligation to indemnify, defend or hold Landlord harmless from or against any Losses to the extent caused by (i) any condition existing on or at the Premises on the date hereof, (ii) any condition existing on or at the Premises after the date hereof which is due to any activities conducted on the property adjoining the Premises by parties other than Tenant and its agents, employees, contractors, subcontractors, including, without limitation, any migration from the property adjoining the Premises to the Premises, (iii) the negligence or wrongful conduct of Landlord or Landlord's agents, representatives, employees, trustees, successors, successors-in-title or assigns or (iv) the failure on the part of Landlord to perform or comply with any of the terms of this Lease. When any claim of Losses is caused by the joint negligence or wrongful conduct of Landlord and Tenant or Tenant and a third party unrelated to Tenant, except Tenant's agents, employees, subtenants or invitees, Tenant's duty to indemnify, defend and hold Landlord harmless shall be in proportion to Tenant's allocable share of the joint negligence or wrongful conduct. Tenant is hereby subrogated to any rights of Landlord against any other parties whomsoever in connection therewith, provided that Tenant's right of subrogation shall be conditioned upon Tenant continuing to fully comply with Tenant's obligations under the terms of this subpart 17(c). Landlord shall promptly notify Tenant of any claim asserted against Landlord on account of any such injury or claimed injury indemnified by Tenant under this Section 17 and shall deliver to Tenant the original or a true copy of each notice or demand received by Landlord and each summons or other process, pleading, notice or document issued or delivered in connection with any suit or other proceeding to assert or enforce any such claim, suit or other proceeding, together with a request by Landlord that Tenant resist and defend such claim, suit or other proceeding. Tenant, upon receipt of the required documents and Landlord's request, will, at Tenant's expense, resist and defend such action, suit or proceeding indemnified by Tenant under this Section 17, or cause the same to be resisted and defended by counsel designated by Tenant and subject to the approval of Landlord in Landlord's reasonable discretion. Tenant shall control the defense and settlement of any such claim, action, suit or proceeding with attorneys of Tenant's selection, but Landlord shall have the right, at Landlord's option and expense, to participate in such defense and settlement. The indemnification obligations of Tenant under this Section 17 shall survive the expiration or any earlier permitted termination of this Lease provided that Landlord has notified Tenant of the claim asserted as required above on or before the date two (2) years following the expiration or earlier permitted termination of this Lease.

          (d)   Without limiting Tenant's other rights under this Section 17 or otherwise set forth in this Lease, Landlord will protect, indemnify and save harmless Tenant from and against all Losses, imposed upon or incurred by or asserted against Tenant or Tenant's leasehold estate in the Premises or any part thereof, or Tenant's easement rights in the Easement Areas, or any part thereof, caused in whole or in part by (1) any Environmental Condition (as hereinafter defined) with respect to the Premises which exists on the date hereof or is caused by Landlord, including, without limitation, the exposure of any person to any such Environmental Condition caused by Landlord, (2) any misrepresentation or breach by Landlord of any of the representations or warranties of Landlord set forth in this Lease, (3) the failure on the part of Landlord to perform or comply with any of the terms of this Lease, or (4) the negligence or wrongful conduct of Landlord, or any of Landlord's agents, employees, or invitees. Notwithstanding any term or provision of this Section 17(d) or any other provision of this Lease, Landlord shall have no obligation to indemnify, defend or hold Tenant harmless from or against any Losses to the extent caused by (i) the negligence or willful conduct of Tenant or Tenant's agents, representatives, employees, representatives, successors or assigns or (ii) the failure on the part of Tenant to perform or comply with any of the terms of this Lease. When any claim of Losses is caused by the joint negligence or wrongful conduct of Landlord and Tenant or Landlord and a third party unrelated to Landlord, except Landlord's agents, representatives, employees, trustees, successors, successors-in-title or assigns, Landlord's duty to indemnify, defend and hold Tenant harmless shall be in proportion to Landlord's allocable share of the joint negligence or wrongful conduct. Landlord is hereby subrogated to any rights of Tenant against any other parties whomsoever in connection therewith, provided that Landlord's right of subrogation shall be conditioned upon Landlord continuing to fully comply with Landlord's obligations under the terms of this subpart 17(d). Landlord's obligations to indemnify Tenant under the terms of this Section 17 shall be without prejudice to Landlord's rights to collect damages from, seek contribution from or indemnification from any actually responsible parties. Tenant shall promptly notify Landlord of any claim asserted against Tenant on account of any such injury or claimed injury indemnified by Landlord under this Section 17 and shall deliver to Landlord the original or a true copy of each notice or demand received by Landlord and each summons or other process, pleading, notice or document issued or delivered in connection with any suit or other proceeding to assert or enforce any such claim, suit or other proceeding, together with a request by Tenant that Landlord resist and defend such claim, suit or other proceeding. Landlord, upon receipt of the required documents and Tenant's request, will, at Landlord's expense, resist and defend such action, suit or proceeding required to be indemnified by Landlord under this Section 17, or cause the same to be resisted and defended by counsel designated by Landlord and subject to the approval of Tenant in Tenant's reasonable discretion. Landlord shall control the defense and settlement of any such claim, action, suit or proceeding with attorneys of Landlord's selection, but Tenant shall have the right, at Tenant's option and expense, to participate in such defense and settlement. The indemnification obligations of Landlord under this Section 17 shall survive the expiration or any earlier permitted termination of this Lease provided that Tenant has notified Landlord of the claim asserted as required above on or before the date two (2) years following the expiration or earlier permitted termination of this Lease.

        18.    SERVICE OF NOTICE.    All notices, demands or requests of any kind provided for or permitted to be given by either party pursuant to this Lease shall be in writing addressed to the respective party to be served as set forth below and shall be hand delivered (by the notifying party or a local commercial courier), sent by nationally recognized overnight courier service for next business day delivery or United States mail, certified or registered mail return receipt requested, with postage or payment thereof fully prepaid, and shall be deemed to have been given: (a) if sent by hand delivery, when delivered; (b) if delivered by overnight courier, on the next succeeding business day after delivery to such courier properly addressed; or (c) if by U.S. Mail, the date on which said notice is shown by the United States Postal Service, or its successor, to have been delivered (or the date on which delivery was attempted if the addressee does not accept delivery):

If to Landlord:	* * * * * * * * * * * * * * * * * * * *
and
* * * * * * * * * * * * * * * * * * * *
and
Plus a copy to:	* * * * * * * * * * * * * * * * * * * *
If to Tenant:	* * * * * * * * * * * * * * * * * * * *
and
* * * * * * * * * * * * * * * * * * * *
Plus a copy to:	* * * * * * * * * * * * * * * * * * * * * * * * *

Any party hereto may, from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address(es) or a different person(s) to which all such notices or demands are thereafter to be addressed.

        19.    SHORT FORM LEASE.    The parties shall, simultaneously with the execution of this Lease, execute and deliver to each other duplicate originals of an instrument in recordable form which will constitute a short form of lease, setting forth a description of the demised Premises, the Lease Term, Extension Options, Right of First Refusal, the Section 24 restrictions against Landlord encumbering the Premises, and rights of Tenant to grant easements under Section 13, which short form of Lease shall be publicly recorded in the Murray County, Georgia records.

        20.    PARTIAL INVALIDITY.    If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        21.    CERTIFICATES.    If either party shall desire to sell, sublease, assign, convey or encumber its interest in this Lease or the Premises, the other party shall, without charge, at any time and from time to time, promptly upon written request of the other, certify to the best of its knowledge by written instrument duly executed and acknowledged to any subtenant, assignee, mortgagee, lender or proposed purchaser: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity, force and effect of this Lease, in accordance with its tenor as then constituted; (c) as to the existence of any known default thereunder and if any default is claimed, a specification of the default and the action required to cure the default; (d) as to the existence of any known offsets, counterclaims or defenses thereto on the part of the non-defaulting party; (e) as to the commencement and expiration dates of the term of this Lease; and (f) as to any other matters as may be reasonably requested. Any such certificate may be relied upon by the party requesting it and by any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

        22.    GOVERNMENTAL AUTHORITY.    The provisions of this Lease and the easement agreements entered into pursuant to Section 33 below shall not be amended, modified or abrogated by any rules, regulations, orders or other requirements promulgated, enacted or issued by the Landlord after the date of this Lease. To the extent that the Landlord is protected by sovereign immunity, the Landlord hereby acknowledges that, pursuant to the Georgia Constitution (1983 Ga. Const. Article IX, Section II, Paragraph IX) and O.C.G.A. Section 36-31-1, the Landlord hereby waives, and that it intends to waive, the defense of sovereign immunity in connection with any matters related to this Lease and the performance of the Landlord hereunder and the easement agreements entered into pursuant to Section 33 below and the performance of the Landlord thereunder, to the fullest extent permitted by law. To the extent that the Landlord is protected by sovereign immunity and it is determined for any reason that the Landlord has not effectively waived its sovereign immunity, then the Landlord further agrees, to the fullest extent permitted by law, not to raise the defense of sovereign immunity in connection with any matters related to this Lease or the performance of the Landlord hereunder and the easement agreements entered into pursuant to Section 33 below and the performance of the Landlord thereunder. Landlord and Tenant agree that the terms and provisions of this Section 22 shall only inure to the benefit of Tenant and its successors, successors-in-title, subtenants and assigns, and no other parties shall be or be deemed a third party beneficiary of the terms or provisions of this Section 22.

        23.    BINDING EFFECT, JOINT AND SEVERAL LIABILITY.    All of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, personal representatives, heirs, successors, successors-in-title, subtenants and assigns. If any of the parties to this Lease consist of more than one person or entity, each such person and entity shall be jointly and severally liable for the performance of this Lease.

        24.    NO SUBORDINATION OF LEASE; RESTRICTIONS ON ENCUMBRANCES BY LANDLORD.    This Lease and the Right of First Refusal granted herein shall not be subordinate to any liens or encumbrances on the fee title to the Premises, other than the Permitted Encumbrances. Landlord shall have the right at all times during Lease Term, subject to the terms and conditions of this Lease, to encumber Landlord's fee simple interest in the Premises with a deed to secure debt, mortgage and/or security interest and Landlord's interest in this Lease with an assignment of rents and leases, in connection with a loan to Landlord, provided that Landlord shall not do, or permit anything to be done, whereby any such interest of Landlord can or may be encumbered by a deed to secure debt, mortgage, lien, security interest or other encumbrance which would be prior to this Lease or any Leasehold Mortgage or other encumbrance granted by Tenant pursuant to Section 11 above; it being specifically understood and agreed that each such deed to secure debt, mortgage, security interest and/or assignment of rents and leases placed on the Premises shall by its terms be subject and subordinate to this Lease, to the right, title and interest of Tenant and its Leasehold Mortgagees in the Premises, the Right of First Refusal of Tenant contained in this Lease and to all security instruments securing, or which may at any time secure, indebtedness incurred by Tenant in connection with the Premises. In any event, this Lease shall continue in full force and effect to accordance with its terms so long as this Lease is not terminated in accordance with the provisions hereof, notwithstanding any sale under power, foreclosure, sale in lieu thereof or other proceeding by any holder of an encumbrance on Landlord's interest in the Premises or this Lease. Landlord shall disclose the existence of and the terms and conditions of this Lease, including the Right of First Refusal of Tenant under this Lease, to any prospective holders of any deeds to secure debt, mortgages or other encumbrances. Landlord agrees not to alter or encumber in any way Landlord's title to the Premises after the date of this Lease without the prior written consent of Tenant, which consent may be withheld for any reason or no reason, except for (i) deeds to secure debt, mortgages, security interests, assignments of rents and leases expressly permitted by the terms of this Section 24 and (ii) a sale or transfer of Landlord's fee title to the Premises by a deed expressly stating that the sale or transfer is subject to this Lease, the rights of Tenant hereunder (including, without limitation, the Tenant's Right of First Refusal) and any Leasehold Mortgage and the rights of any Leasehold Mortgagee thereunder.

        25.    BROKERAGE.    Landlord represents and warrants to Tenant that no broker, agent or finder is entitled to any commission, fee, or similar compensation as a result of having dealt with Landlord or having been engaged by Landlord in connection with this Lease, and Landlord hereby agrees to defend, indemnify and hold Tenant harmless from any cost, loss, damage or expense, including, but not limited to, reasonable attorneys' fees and expenses and costs of litigation, which Tenant may incur, suffer or be threatened with on account of any claim for a fee, commission or similar compensation by any broker, agent or finder who has dealt with Landlord. Tenant represents and warrants to Landlord that no broker, agent or finder is entitled to any commission, fee, or similar compensation as a result of having dealt with Tenant or having been engaged by Tenant in connection with this Lease, and Tenant hereby agrees to defend, indemnify and hold Landlord harmless from any cost, loss, damage or expense, including, but not limited to, reasonable attorneys' fees and expenses and costs of litigation, which Landlord may incur, suffer or be threatened with on account of any claim for a fee, commission or similar compensation by any broker, agent or finder who has dealt with Tenant. The parties agree that the indemnities contained in this Section 25 shall survive the expiration or any permitted termination of the Lease.

        26.    AMENDMENTS REQUIRED BY MORTGAGEE.    Landlord does hereby agree that should any Leasehold Mortgagee require that any provisions of this Lease be amended as a condition to making a mortgage loan or bond offering, Landlord will cooperate reasonably and in good faith in effecting such amendment, provided, however, that Landlord shall not be called upon to decrease or defer the annual rental payable hereunder, nor to agree to any amendment which would materially and adversely affect Landlord's rights or remedies hereunder.

        27.    DEFINITIONS.    As used in this Lease the following words have the following meanings:

          (a)   The word "Tenant" shall mean the Tenant for the time being of the leasehold estate created by this Lease, whether it be the original Tenant or any assignee under an assignment, and if at any time more than one individual or firm comprises Tenant, such word shall mean such individuals and firms, jointly and severally.

          (b)   The word "Landlord" shall mean the Landlord for the time being of the Premises, whether it be the original Landlord or any successor in title, and if at any time more than one individual or firm comprises Landlord, such word shall mean such individuals and firms, jointly and severally.

        28.    MERGER.    There shall be no merger of this Lease or the estate created by this Lease with any other estate or interest in the Premises or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly (a) this Lease or the estate created by this Lease or any interest in this Lease or in any such estate and (b) any such other estate or interest in the Premises or any part thereof, and no such merger shall occur unless and until all persons, firms, corporations and other entities having an interest in (i) this Lease or the estate created by this Lease and (ii) any such other estate or interest in the Premises or any part thereof (including but not limited to any and all subtenants and leasehold mortgagees) shall join in a written instrument effecting such merger and shall duly publicly record the same.

        29.    ZONING, PERMITS, SUBDIVISION, ETC.    Landlord understands and agrees that Tenant will develop the Premises for use as an electric power generation facility. Accordingly, Tenant is hereby authorized, at any time and from time to time during the term of this Lease, in the name of Landlord, Tenant or both, to file with the appropriate governmental authorities one or more applications (i) to zone and/or to rezone the Premises, or any portion thereof, to such zoning classification as Tenant may from time to time deem appropriate for such use, (ii) to change the land use plan applicable to the Premises, (iii) to obtain use permits with respect to the Premises, or any portion thereof, (iv) to obtain variances from zoning and use restrictions otherwise applicable to the Premises, (v) to have conditions placed on the use of the Premises in connection with any zoning or rezoning, and (vi) to subdivide the Premises, or any portion thereof, as Tenant may from time to time deem appropriate. Landlord agrees to cooperate fully with Tenant in seeking to obtain and in obtaining such rezoning, permits, variances and subdivisions; provided, however, that all costs and expenses incident to filing such applications and obtaining approval thereof shall be paid by Tenant. Landlord further agrees, promptly upon request by Tenant, to sign such applications Tenant may seek to file with governmental authorities in order to obtain any zoning, rezoning, change of land use plan, subdivision, building permits, licenses and other regulatory approvals required in connection with Tenants use of the Premises and/or the demolition or construction of improvements on the Premises; provided, however, that all costs and expenses incident to filing such applications and obtaining approval thereof shall be paid by Tenant.

        30.    ENVIRONMENTAL PROVISIONS.    Landlord and Tenant hereby acknowledge the importance of their respective compliance with all applicable environmental laws both on the Premises, Easement Areas and other property of Landlord.

          (a)    Landlord's Environmental Audits and Documentation.    Landlord agrees that from and after the Commencement Date Landlord will, from time to time, make available for inspection and copying by Tenant any all written documentation concerning the environmental matters pertaining to the Premises, Easement Areas and any property adjacent to or in the vicinity of the Premises, in the care, custody or control of Landlord, including, without limitation, all environmental audits, inspection reports, notices, permits, licenses, and submissions made or received by Landlord or on behalf of Landlord to or from any local, state or federal agency. Tenant or subtenant shall give Landlord not less than ten (10) days prior written notice of the date and time of any such inspection. Tenant acknowledges that as part of the EPA Proceeding the Environmental Protection Agency and other federal governmental agencies have taken exclusive possession of certain records of Landlord concerning the environmental matters for the Premises, Easement Areas and any property adjacent to or in the vicinity of the Premises and Easement Areas, and for purposes of this Section 30(a) any documents held exclusively by the Environmental Protection Agency and other federal governmental agencies, and which Landlord does not have copies of, shall not be, or be deemed to be, within the care, custody or control of Landlord.

          (b)    Environmental Audit.

            (1)   Landlord and Tenant acknowledge and agree that Exhibit "H" attached hereto and made a part hereof (the "Environmental Audit") establishes the Base Line Quantities (as hereinafter defined in Section 30(b)(3)).

            (2)   Without waiving any rights of the Landlord or Tenant either express or implied with respect to third parties, all environmental responsibility shall be allocated between Landlord and Tenant as follows:

              (A)  During the term of the Lease, Tenant shall be responsible for any Environmental Condition (as hereinafter defined) of the Premises or Easement Areas to the extent any such Environmental Condition is caused by Tenant's activities and as specified in Section 30(b)(3), and

              (B)  Landlord shall be responsible for any Environmental Condition of the Premises and/or for which Tenant is not so responsible, (as stated in 30(b)(3)) such as, for example, but not by way of limitation, migration of contaminants, either subsurface or surface, from other locations to the Premises and/or Easement Areas and/or the presence of Hazardous Substances on the Premises and/or Easement Areas prior to Tenant's occupancy.

            (3)   During the term of the Lease Tenant shall be responsible to investigate and/or remediate any Environmental Condition only if all of the following conditions are true: (A) such Environmental Condition resulted from the operations of Tenant, and (B) such Environmental Condition is not the result of or product/byproduct of Base Line Quantities or of Landlord's action or inactions on adjacent properties and (C) such investigation and/or remediation is required by applicable law and the governmental agency having jurisdiction over such activity. "Base Line Quantities" is defined to mean the quantity or condition in existence on the date of this Lease as established by the Environmental Audit described in Section 30(b)(l) and modified to the extent required to appropriately reflect any Environmental Condition hereafter reasonably established by Tenant to have existed on the date of this Lease which were not reflected by the Environmental Audit (such as, but not by way of limitation, preexisting quantities of Hazardous Substance, or underground storage tanks discovered during the course of construction activities and contemporaneously verified in a written report by a qualified third party).

          (c)    Landlord's Representations and Warranties.    Landlord agrees with and represents and warrants to Tenant that, except for the matters claimed, alleged and admitted by Landlord in the EPA Proceeding or the Consent Decree agreed to by Landlord in such proceeding:

            (1)   For the period up to and including the Commencement Date, Landlord has at all times complied with all applicable federal, state and local environmental laws and regulations applicable to the Premises, the Easement Areas and any activities conducted thereon including, without limitation those laws and regulations which require notification to the federal, state, county, municipality or others prior to lease or sale of the Premises or at any time thereafter. Landlord shall timely obtain any approval or authorization that may be required pursuant to any law, regulation or ordinance of the state, county or municipality which requires approval or authorization based upon a review of the environmental condition of the Premises and Easement Areas to be obtained from any governmental agency prior to execution of this Lease, sale of the Premises or grant of the easements described in Section 33 below, to Tenant, its successors or assigns, including, without limitation, the final unconditional approval from the Environmental Protection Agency of the United States Government for the lease of the Premises and grant of the easements described in Section 33 below to Tenant pursuant to the terms of this Lease and releasing the Premises and access easement areas from any restrictions on the sale, lease or transfer of the Premises which were publicly recorded against the Premises in connection with any governmental grant used to acquire the Premises or Easement Areas.

            (2)   There is no pending or threatened private or governmental claim, order or litigation, nor is there any pending or threatened judicial or administrative action or order, pertaining to or affecting the Premises or Easement Areas.

            (3)   Landlord has not caused or permitted and shall not cause or permit any Hazardous Substances (as herein defined) to be, and has no knowledge that any such Hazardous Substances were, generated manufactured, refined, transported, treated, stored, disposed, handled, processed, produced or released on the Premises or Easement Areas except in compliance with all applicable federal, state and local laws and regulations.

            (4)   That the Premises and Easement Areas have not previously been used as a landfill, as a dump for garbage, waste, refuse, construction debris or for the storage, disposal or treatment of Hazardous Substances or hazardous wastes except in compliance with all applicable federal, state and local laws, rules, regulations, codes, ordinances, orders and other applicable law.

            (5)   That no Environmental Condition (as hereinafter defined) concerning the Premises, Easement Areas or any real property adjacent to the Premises, Easement Areas or in the vicinity of the Premises or Easement Areas existed or exists that would adversely affect the Premises or Easement Areas. Landlord has disclosed to Tenant all data, sampling results, reports and other information regarding the Environmental Condition of the Premises and Easement Areas, which are in the possession of Landlord or of which Landlord has knowledge. For purposes of this Lease, "Environmental Condition" means the existence of any Hazardous Substances in or on the soil, surface or ground waters, stream sediments, and every other environmental media, which condition could require investigation and/or remedial action of any kind under applicable federal, state or local statutes, regulations or ordinances or which could result in claims, demands, orders or liabilities by or to third parties, including without limitation, governmental entities.

            (6)   Landlord shall promptly deliver to Tenant written documentation received by Landlord after the date hereof concerning environmental matters pertaining to the Premises, Easement Areas and any property adjacent to or in the vicinity of the Premises or Easement Areas, including all notices, permits, licenses, and submissions made or received by Landlord or on behalf of Landlord to or from any local, state or federal agency.

          (d)    Tenant's Representations and Warranties.    Tenant agrees with and represents and warrants to Landlord as follows:

            (1)   Tenant shall at all times during this Lease comply with all applicable federal, state and local environmental laws and regulations applicable to the Premises and Easement Areas and any activities conducted by Tenant thereon.

            (2)   Tenant shall not cause or permit any Hazardous Substances to be generated, manufactured, refined, transported, treated, stored, disposed, handled, processed, produced or released on the Premises or Easement Areas except in compliance with all applicable federal, state and local laws and regulations.

          (e)   During the term of the Lease, Landlord shall be responsible to investigate and/or remediate any Environmental Condition caused by Landlord. Landlord shall not be responsible to investigate or remediate any Environmental Condition caused by Tenant.

          (f)    Tenant agrees to indemnify, defend and hold Landlord harmless from any Environmental Condition caused by Tenant and for which the Tenant is required to undertake the investigation and/or remediation as provided in Section 30(b)(3) pursuant to the terms of Section 17(b) above. The indemnification obligations of Tenant under Section 17(b) above shall survive the expiration or any earlier permitted termination of this Lease provided that Landlord has notified Tenant of the claim asserted as required under Section 17(b) above on or before the date two (2) years following the expiration or earlier permitted termination of this Lease.

          (g)   Tenant's use of the Premises and Easement Areas shall comply, in all material respects, with all applicable environmental laws.

        Tenant acknowledges that the Premises and Easement Areas were previously used by Landlord in the manner represented by Landlord in Section 15(d) hereof.

        31.    ACCEPTANCE OF SURRENDER.    Except for the termination rights of Tenant expressly set forth in this Lease, no termination or surrender of the Lease or surrender of the Premises or any part thereof or of any interest therein by Tenant shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by any representative or agent of Landlord or other person, other than such a written agreement and acceptance by Landlord, shall constitute an acceptance thereof.

        32.    NO WAIVER, ETC., BY LANDLORD OR TENANT.    No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no submission by Tenant or acceptance by Landlord of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term or a mutual departure from the terms of the Lease. No waiver of any breach shall affect or alter the Lease, which shall continue in full force and effect, or otherwise affect the respective rights of Landlord or Tenant with respect to any other then existing or subsequent default or Event of Default. No foreclosure, sale or other proceeding under any mortgage shall discharge or otherwise affect the obligations of Landlord or Tenant hereunder.

        33.    GRANT BY LANDLORD OF ADDITIONAL CONSTRUCTION, ACCESS, GAS AND WATER PIPELINE AND ELECTRIC TRANSMISSION LINE RIGHT-OF-WAY EASEMENTS TO TENANT.    Landlord agrees, at no additional cost to Tenant or any subtenant, to grant and convey to Tenant or any subtenant, as Tenant shall direct, the following easements:

          (a)   A non-exclusive access right of way easement in the form of Exhibit "C" attached hereto and made a part hereof providing for all forms of access to the Premises, including, without limitation, all forms of truck traffic and construction traffic, and said easement having a duration co-terminus with the Term of this Lease (and shall become a perpetual easement if Tenant should ever purchase the Premises);

          (b)   One or more non-exclusive electric transmission line right of way easements as Tenant shall request, each having a width consistent with industry standards and following the shortest possible route mutually agreeable to Landlord and Tenant, in the form or Exhibit "D" attached hereto and made a part hereof to provide interconnection between the electric power generation facility to be constructed on the Premises and (i) the Tennessee Valley Authority 230 K.V. transmission line, the easement area thereunder to be one hundred and fifty feet (150') in width along the entire easement area (ii) the Dalton Utilities ITS 230 K.V. transmission line, the easement area thereunder to be one hundred and fifty feet (150') in width along the entire easement area, and (iii) the Southern Company/Georgia Power ITS 500 K.V. transmission line, the easement area thereunder to be two hundred feet (200') in width along the entire easement area, and shall also include an additional five (5) acre easement which shall be located adjacent to the point at which said easement area abuts the Southern Company/Georgia Power ITS 500 K.V. transmission line, for use as a switchyard or substation, and said easements shall have durations co-terminus with the Term of this Lease (and shall become perpetual easements if Tenant should ever purchase the Premises);

          (c)   One or more non-exclusive natural gas line right of way easements as Tenant shall request, each having a width of seventy foot (70') or wider, consistent with industry standards, and following the shortest possible route mutually agreeable to Landlord and Tenant, in the form or Exhibit "E" attached hereto and made a part hereof to provide interconnection between the electric power generation facility to be constructed on the Premises and (i) the East Tennessee Pipeline Co. natural gas pipeline, and (ii) the Sonat natural gas pipeline, and said easements shall have durations co-terminus with the Term of this Lease (and shall become perpetual easements if Tenant should ever purchase the Premises);

          (d)   A non-exclusive water supply pipeline and waste water discharge pipeline right-of-way easements as Tenant shall request, having a width of thirty feet (30') along the entire length of the easement, together with an additional forty foot (40') temporary construction easement area along the entire length of the easement (located as needed to facilitate construction of said pipeline) and following the shortest possible route mutually agreeable to Landlord and Tenant, together with an easement area as needed for Tenant to install, operate and maintain a pumping station, in the form of Exhibit "F" attached hereto and made a part hereof to provide interconnection between the electric power generation facility to be constructed on the Premises and the reservoir or other water supply located on Landlord's remaining land, and said easement having a duration co-terminus with the Term of this Lease (and shall become a perpetual easement if Tenant should ever purchase the Premises); and

          (e)   A temporary construction, laydown and parking easement wherein Landlord shall grant to Tenant the right to use the land adjacent to the Premises as identified and described on Exhibit "I" attached hereto and incorporated herein by reference to be used during the construction of Tenant's electric generation facility for the storage of materials, equipment, location of construction offices, parking and other uses associated with Tenant's construction, and shall be in the form of Exhibit "G" attached hereto and made a part hereof, and shall have a term commencing on the date of this Lease and expiring on December 31, 2003.

        Landlord agrees to grant, execute and deliver the easements described in subparts (a) through (e) immediately above simultaneously with the execution and delivery of this Lease by Landlord and Tenant, using as the descriptions of the various Easement Areas granted thereunder diagrams and design drawings based on Global Positioning System Coordinates. Landlord agrees that upon Tenant having surveys prepared of the respective Easement Areas described in said diagrams and design drawings, Landlord and Tenant shall execute and deliver to each other amended and recast versions of the easements described in subparts (a) through (e) immediately above using legal descriptions based on such surveys to describe those Easement Areas originally depicted by diagrams or design drawings.

        Except for the provision of "Water" (as defined in the Water Purchase Agreement) to the Premises pursuant to the terms of the Water Purchase Agreement, Landlord shall cause Dalton Utilities to install and provide Tenant and its subtenants, and their contractors and subcontractors, utility services to the Premises and the improvements thereon at Dalton Utilities standard and usual charges charged to other similar commercial customers of Dalton Utilities and pursuant to the terms of Dalton Utilities normal service agreement, including, without limitation, telephone, cable, fiber optic and other communications, electricity, low pressure natural gas, potable water and sanitary sewer service. If Dalton Utilities is unable to provide a utility service of the type or to the extent of service capabilities needed, or is unable to provided any needed utility service at competitive rates or charges compared to other providers, or if the needed utility service is provided pursuant to a specific contract for the provision of such services on a contract basis to multiple sites of the customer, or if for whatever reason Tenant or any its subtenants, or their contractors and subcontractors choose in their sole discretion to obtain needed utility services from a service provider other than Dalton Utilities, then Landlord agrees to grant Tenant and any utility company supplying services to Tenant or its subtenants, and their contractors and subcontractors, any utility easements over other lands presently owned by Landlord needed for purposes of providing such needed services to the Premises. Additionally, Landlord agrees to grant Tenant and any subtenant easements over other lands presently owned by Landlord needed for purposes of providing storm water drainage, and the installation of any needed drainage improvements, from the Premises. Any easements to be granted by Landlord pursuant to the two immediately preceding sentences shall be subject to the following requirements: (i) Landlord shall reasonably determine the location of the easement areas under any such easements, (ii) each easement shall contain grant, temporary construction easement, term, restrictions on construction and additional provision terms that are comparable to the terms contained in Exhibits "C" through "G" attached hereto, and (iii) shall be subject to compliance with the terms of O.C.G.A. Section 36-37-7 and any regulations promulgated thereunder.

        34.    END OF LEASE TERM; SURRENDER OF PREMISES.    Except as otherwise expressly set forth in this Lease, upon the expiration or other permitted termination of the Lease Term, Tenant shall quit and surrender to Landlord the Premises in good order and condition, ordinary wear and tear, improvements permitted under this Lease, takings by condemnation (or sales in lieu thereof) and damage by casualty, excepted.

        35.    INDUSTRIAL REVENUE DEVELOPMENT BOND FINANCING.    Landlord and Tenant acknowledge that Tenant plans to finance the construction of an electric generation facility and related building(s) and other improvements on the Premises and fund the First Refusal Purchase Price (as hereinafter defined), if the Right of First Refusal (as hereinafter defined) is exercised, through the issuance of industrial revenue development bonds issued by the Murray County Industrial Development Authority, a public body corporate and politic created under the laws of the State of Georgia, (hereinafter referred to as "MCIDA"), and that in connection with such bond financing Tenant will assign the Lease, or a part of Tenant's interest therein, to MCIDA. At the time of such assignment. Tenant intends to sublease the Premises from MCIDA. Landlord understands that MCIDA will require that, following said assignment, MCIDA's obligations under the Lease will be limited to MCIDA's interest in the Premises and the Lease, and that MCIDA will require that MCIDA be exculpated from any further liability. Tenant agrees that notwithstanding any such sublease or any such assignment to MCIDA, Tenant shall remain fully liable for all of Tenant's obligations under this Lease, and such sublease will impose on Tenant, as subtenant, all of the obligations imposed on Tenant hereunder and that, notwithstanding the assignment of this Lease (or portions thereof) to MCIDA, Landlord will have a right to enforce against Tenant, through attornment or otherwise, all of the obligations imposed on Tenant hereunder.

        Landlord agrees to cooperate with Tenant to enable Tenant to secure financing through MCIDA, including negotiating in good faith an Amended and Recast Lease and such other documents as may be reasonably necessary to accomplish the foregoing; provided that such Amended and Recast Lease or other documents executed by Landlord shall not diminish or adversely affect Tenant's substantive rights and/or remedies under this Lease in any material respect. Should Tenant request that Landlord negotiate, execute and deliver any instruments or documents under the terms of this Section 35 to facilitate the bond financing, Tenant agrees to pay all reasonable attorneys' fee paid or incurred by Landlord in connection with Landlord's review and negotiation of such instruments and documents.

        36.    TENANT'S TERMINATION RIGHTS.

          (a)   Tenant shall have the right and option to terminate this Lease, for any reason, by written notice given by Tenant to Landlord at any time during the first eighteen (18) months of the Lease Term, and in consideration for such termination by Tenant, Tenant shall pay Landlord a termination fee in the amount of TWO HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) on the effective date of termination specified by Tenant in the notice of termination. Tenant shall also have the right and option to terminate this Lease upon thirty (30) days written notice, in the event that the Water Purchase Agreement between Tenant and Dalton Utilities is terminated for any reason at any time, and in consideration for such termination by Tenant, Tenant shall pay Landlord a termination fee in the amount of TWO HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) on the effective date of termination specified by Tenant in the notice of termination. Upon any such termination by Tenant, Landlord shall refund to Tenant any prepaid amounts. Should Tenant exercise either of the above-described termination options, the termination shall be effective on the date specified by Tenant in Tenant's notice, and thereafter neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except for the provisions of this Lease which by their express terms survive the expiration or permitted termination of this Lease, and the rent and other sums payable by Tenant for the remainder of the term shall wholly abate.

        37.    TENANTS RIGHT OF FIRST REFUSAL TO PURCHASE THE PREMISES.

          (a)   Landlord hereby grants to Tenant the continuing right of first refusal, throughout the Term of this Lease, to purchase the Premises pursuant to the terms of this Section 37. If at any time during the Lease Term Landlord enters into a bona fide agreement to sell all or any part of the Premises (the "Offer"), Landlord shall submit written notice thereof to Tenant (together with a copy of such Offer). Upon receipt of the aforesaid notice and a copy of such Offer from Landlord, Tenant shall have the right (the "Right of First Refusal") exercisable at any time within thirty (30) days from the date of receipt of such notice and Offer, to purchase the Premises or portion thereof which is the subject of the Offer, upon the same terms and conditions set forth in the Offer, except that (i) the dates for Tenant's performance under the Offer shall be adjusted to afford Tenant the same time periods for performance as were afforded the original purchaser under the Offer, with Tenant's time periods for performance to run from the date of Tenant's exercise of the Right of First Refusal, and (ii) on such other terms as: are set forth below in this Section 37. If Tenant elects to exercise the Right of First Refusal, it shall, prior to the end to said thirty (30) day period, deliver written notice of such exercise to Landlord. The Right of First Refusal may be exercised by any assignee, subtenant or holder of any leasehold deed to secure debt or leasehold mortgage to whom Tenant has granted such right of exercise by written assignment. In the event Tenant fails to timely exercise the Right of First Refusal, Tenant shall be deemed to have waived such right in that instance only, except that if the closing pursuant to the original Offer does not take place within thirty (30) days after the date set forth in the Offer for closing, this Right of First Refusal shall again be deemed applicable to the transaction described in the Offer. It is further understood that, in the event Tenant does not exercise this Right of First Refusal, this provision shall nevertheless be applicable to any further and future transfers of the Premises, or any part thereof, by any successor to Landlord. Landlord represents and warrants that no person or entity holds any right of refusal on the Premises, option to purchase, or other right, to acquire all or any part of the Premises, which is prior to or superior to the Right of First Refusal granted to Tenant hereunder, except for the Purchase Option.

          (b)   The purchase price for the Premises shall be the price set forth in the Offer (herein called the "First Refusal Purchase Price").

          (c)   Promptly upon notice of Tenant's exercise of the Right of First Refusal, Landlord shall apply for and thereafter diligently pursue any approvals or authorizations required with regard to the sale of the Premises and with regard to subdivision of the Premises. If Landlord shall be in breach of Landlord's obligations under this Lease, including, without limitation, Landlord's obligations under this Section 37, Tenant may extend the closing date, provided, however, that the rent payable by Tenant to Landlord during any such extended period shall be abated in full, pro-rated on a per diem basis for each day any such breach by Landlord remains outstanding and uncured. The closing date, as it may be so extended by Tenant, is of the essence of this Lease. While any breach of this Lease by Landlord remains outstanding and uncured, the Termination Date and the Lease Term shall be deemed extended, upon the same terms as set forth herein, until the closing hereunder, except to the extent rent abates as set forth in the immediately preceding sentence. The failure of Tenant to enforce the obligation of Landlord under this Section shall not be deemed a waiver by Tenant of its rights hereunder. The sale shall include the Premises, any unpaid awards or compensation for any condemnation of the Premises or sale in lieu thereof, all rights of Landlord in streets and roads, on or abutting the Premises, all pipes and utility installations of Landlord therein, and all easements for the benefit of the Premises. Title shall be good and marketable, fee simple title free and clear of all liens, restrictions and encumbrances and insurable as such at regular rates by any reputable title insurance company selected by Tenant without the requirement of any further security or indemnity from Landlord or others, subject only to (i) Permitted Encumbrances (ii) any Real Property Taxes not yet due and payable for the year in which the closing occurs, which taxes shall be prorated at the closing of the sale, and (iii) any and all rights of third parties in the Premises created or caused by Tenant, or by Landlord at the express written request or with the prior written consent of Tenant (hereinafter collectively the "Permitted Closing Encumbrances"). Landlord shall convey the Premises by good and sufficient limited warranty deed to Tenant or its nominee, in recordable form. At closing Landlord shall provide Tenant with such evidence of Landlord's authority to execute and deliver the deed as Tenant and Tenant's title company may reasonably require. Landlord, as seller, shall deliver to Tenant or its nominee all instruments and documents as shall be reasonably necessary for the consummation of the sale, including, without limitation, a seller's affidavit satisfactory to Tenant's or its nominee's title insurance company so as to enable the title insurance company at the conclusion of the closing to insure that Tenant or its nominee holds marketable fee simple record title to the Premises subject only to the Permitted Closing Encumbrances. Should any title objections or defects exist as of the original closing date, other than the Permitted Closing Encumbrances, Tenant shall be entitled to satisfy or remove such title objections and defects and to credit against the First Refusal Purchase Price all reasonable and necessary costs of such cure, and the Termination Date and the Lease Term shall be deemed extended, upon the same terms as set forth herein, until the closing hereunder, provided, however, that the rent payable by Tenant to Landlord during any such extended period shall be abated in full, pro-rated on a per diem basis for each day any such title objections or defects exist.

          (d)   Rent shall cease to accrue as of the date of closing. Landlord shall pay all federal, state and local transfer taxes applicable to the transaction, and any taxes, needed to clear title to the Premises.

          (e)   This Right of First Refusal shall survive any sale, transfer or conveyance by Landlord, Landlord's successors, successors-in-title and assigns of the Premises or any part thereof or rights therein.

          (f)    Tenant shall have the right to assign this Lease and/or Right of First Refusal to a qualified intermediary, as that term is defined in the Regulations promulgated under Section 1031 of the Internal Revenue Code ("IRC Section 1031"), for the purpose of completing a tax-deferred exchange ("Exchange"). If Tenant makes such assignment, then Tenant shall have the right to delay closing by up to thirty (30) days to accommodate the Exchange, and provided Landlord is in compliance with the Lease, rent shall continue to accrue and be paid during any such thirty (30) day extension period.

          (g)   Notwithstanding any other provision contained in this Lease to the contrary, should Tenant exercise the Right of First Refusal, the provisions of this Lease shall not postpone the vesting of fee simple title to the Premises in Tenant for a period of more than ninety (90) years after the date of this Lease, in compliance with the terms of Official Code of Georgia Section 44-6-200, et seq. The purpose of this provision is to prevent the possible violation of the rule against perpetuities and this provision shall be so construed.

          (h)   Notwithstanding the terms of this Section 37, Tenant's Right of First Refusal shall not apply to any sale, conveyance or other transfer of the Premises to any governmental entity that controls, is controlled by or under common control with Landlord for nominal consideration in connection with any governmental reorganization (such transferee being hereinafter referred to as an "Affiliated Governmental Entity"). It is further understood and agreed that, in the event Landlord does sell, convey or otherwise transfer the Premises to one or more Affiliated Governmental Entities, this Right of First Refusal provision shall nevertheless be applicable to any further and future transfers of the Premises, or any part thereof, by any Affiliated Governmental Entity and/or their successors, successors-in-title or assigns.

        38.    LANDLORD'S AND TENANTS REMEDIES, ETC., CUMULATIVE.    Except as expressly limited by the terms of this Lease, each right, power and remedy of Landlord and Tenant provided for in the Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in the Lease or now or hereafter existing at law or in equity or by statute or otherwise, and, except as expressly limited by the terms of this Lease, the exercise or beginning of the exercise by Landlord or Tenant of any one or more of the rights, powers or remedies provided for in the Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord or Tenant of any or all such rights, powers or remedies.

        39.    PERFORMANCE OF TENANTS OBLIGATIONS.    All or any part of the obligations of Tenant under this Lease may be performed by Tenant or any subtenant or other under tenant of Tenant, and Landlord agrees to accept performance of Tenant's obligations by any subtenant or other under tenant.

        40.    CONVEYANCE BY LANDLORD.    Landlord and any assignee or successor to Landlord's interest hereunder shall have the right, at any time and from time to time, without the consent of Tenant, and after compliance with the terms of Section 37, to assign this Lease, provided that the assignment is accomplished pursuant to a written document under which the assignee shall expressly assume and agree to pay and perform all of Landlord's obligations hereunder. Upon any such assignment, Landlord shall send to Tenant a signed copy of the assignment and assumption and the name, address and telephone number of the assignee. No such assignment shall relieve Landlord from any of its liabilities or obligations under this Lease accruing or arising on or before the effective date of said assignment and assumption. In case the original or any successor landlord shall convey or otherwise dispose of the Premises, such landlord or successor shall thereupon from and after the effective date under the above-described assignment and assumption agreement be released from all liabilities and obligations of Landlord under the Lease (except those accruing or on or before the effective date of such assignment and assumption agreement) and all liabilities and obligations of Landlord under the Lease shall be binding upon the then owner of the Premises and the Landlord's interest under the Lease.

        41.    MISCELLANEOUS.    This Lease shall be governed by, construed and enforced in accordance with the laws of Georgia. Reference to Landlord and Tenant, whenever consistent with the context, shall include either number and the neuter, feminine or masculine gender where the context permits or requires. In the absence of a specific provision to the contrary, the party upon whom an obligation is imposed by this Lease shall perform the obligation at its own expense. Section or paragraph headings relating to the content of the particular paragraphs are inserted only for the purpose of convenience and are not to be construed as part of the particular paragraphs to which they refer, and shall not affect the meaning of this Lease in any way. This Lease constitutes the entire agreement and understanding between the parties hereto and the parties shall not be bound by any prior or contemporaneous promises, representations, agreements, understandings or inducements between the parties respecting the subject matter hereof other than those expressly set forth and stipulated in this Lease. This Lease may not be added to or modified in any way except by written agreement signed by the party or parties charged with the obligations set forth therein. Except as expressly provided elsewhere in this Lease (for example, and not by way of limitation, the provision for the reasonable access provided to tenant for removal of improvements, buildings and underground storage tanks in sections 6(a) and (b), survival of indemnities under section 17, and survival of brokerage indemnities under section 25), no provision of this Lease shall survive the expiration or earlier permitted termination of the Lease. It is the intention of the parties hereto to create an estate for years in the Premises and to create the relationship of landlord and tenant and no other relationship whatsoever, and nothing contained herein shall be construed to create between Landlord and Tenant any partnership or joint venture or the relationship of debtor and creditor or of principal and agent for any purpose whatsoever. Time is of the essence of each and every provision hereof. All exhibits to this Lease are hereby incorporated in the Lease and are made a part hereof by reference. This Lease may be executed in any number of counterparts, each of which is an original, but all of which shall constitute one instrument.

        42.    LIMITATION OF LANDLORD'S AND TENANTS REMEDIES.

          (a)   Notwithstanding any other term or provision of this Lease to the contrary, Landlord hereby forever waives and releases any right that Landlord has to (i) terminate this Lease as a result of any default or Event of Default by Tenant, or for any other reason, and/or (ii) dispossess Tenant from the Premises and re-enter the Premises upon any default or Event of Default by Tenant; and Landlord agrees that Landlord's sole and exclusive remedy for any default or Event of Default by Tenant or any under tenant shall be to bring an action for specific performance of the terms of the Lease or to bring an action for monetary damages suffered by Landlord as a result of an Event of Default by Tenant under the terms of the Lease and obtain a judgment for such monetary damages, and Landlord may thereafter enforce any such judgment against Tenant by levying against Tenant's personal property.

          (b)   Notwithstanding any other term or provision of this Lease to the contrary, Tenant hereby agrees that if Tenant obtains any money judgement against Landlord because of Landlord's default under this Lease or breach by Landlord of any representation or warranty under this Lease, Tenant's sole remedy to satisfy the judgement shall be to, (i) levy against and sell any property or assets of Landlord which, now or at any time in the future, are owned, used or operated by Dalton Utilities, its successors, successors-in-title or assigns, including, without limitation, any successors to the business of Dalton Utilities, and such property and assets shall include, without limitation, any sale, insurance, condemnation or other proceeds with respect to such property and assets; (ii) garnish or otherwise realize upon any accounts receivable, debts, income or other amounts owed to Dalton Utilities, its successors, successors-in-title or assigns, including, without limitation, any successors to the business of Dalton Utilities; and/or (iii) exercise any rights of set off permitted under the terms of this Lease. Nothing in this Section 42(b) shall be interpreted to limit Tenant's rights to be awarded specific performance, temporary restraining orders, injunctive relief or other equitable remedies. For purpose of this provision, the term "Dalton Utilities" shall mean the utility company, property and assets operated by the Board of Water, Light and Sinking Fund

  Commissioners of the City of Dalton, Georgia, its successors, successors-in-title or assigns, including, without limitation, any successors to the business of Dalton Utilities. For purposes of this provision, the term "Dalton Utilities Assets" shall mean collectively all of the assets identified and described in subparts 42(b)(i) and (ii) immediately above.

        Notwithstanding anything to the contrary contained in this Lease, payments of all amounts of any kind or nature whatsoever that may at any time be due and owing to the Tenant pursuant to the terms of, or resulting from, this Lease shall be payable solely out of the Dalton Utilities Assets and shall not be payable from any other source, including, without limitation, the General Fund of the City of Dalton. No such payments shall be, or be deemed to be, a debt of the City of Dalton under any circumstance or for any purpose whatsoever, nor shall this Lease constitute a pledge of the full faith and credit of the City of Dalton, nor shall the City of Dalton appropriate or be required to appropriate funds to pay for any amounts due under this Lease. The Tenant will never have the right to compel the exercise of any taxing power of the City of Dalton to pay any amount due to the Tenant under this Agreement, nor to enforce payment thereof against any property of the City of Dalton other than the Dalton Utilities Assets. The Tenant shall have no recourse for payment hereunder against any other source of funds of the City of Dalton, and the Tenant hereby irrevocably and unconditionally waives any recourse or claim it may or could otherwise have or allege to have against any other payment source of the City of Dalton other than the Dalton Utilities Assets.

        No provision of this Section 42 or other section of this Lease is intended to, nor shall any such provision in any way: (i) grant, convey or otherwise extend to Tenant any lien, encumbrance or other charge against the Dalton Utilities Assets other than the Premises and Easement Areas; or (ii) modify, impair, subordinate or otherwise affect the rights, obligations and privileges of Landlord arising under the City of Dalton, Georgia Combined Utilities Revenue Bonds, Series 1997, the City of Dalton, Georgia Combined Utilities Revenue Bonds, Series 1999, or any other obligation of Landlord; it being understood and agreed that the revenues of Dalton Utilities and all funds created and maintained pursuant to any ordinance enacted for the purpose of issuance of any such bonds are subject to a prior and superior lien to secure such bonds, and shall not be subject to levy, seizure or other adverse action as may constitute a default with respect to such bonds.

        43.    LIMITED GUARANTY AGREEMENT.    Tenant agrees to provide Landlord a Limited Guaranty Agreement in the form of Exhibit "J" attached hereto and incorporated herein by reference from Duke Capital Corporation, a Delaware corporation, as Guarantor, having a term of five (5) years from the date of this Lease.

[SIGNATURES BEGIN ON NEXT PAGE]

        IN WITNESS WHEREOF, the parties have set their hands and affixed their seals the day and year first above written.

LANDLORD:
CITY OF DALTON, an incorporated municipality of the State of Georgia, acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia
Signed, sealed and delivered in the presence of:	CITY OF DALTON
/s/ [Illegible]	By:	/s/ Raymond Elrod (SEAL)
Unofficial Witness	Print Name:	Raymond Elrod
	Title:	Mayor
/s/ Kim L. Barashick	Attest:	/s/ Faye L. Martin
Notary Public	Print Name:	Faye L. Martin
	Title:	City Clerk
OFFICIAL SEAL KIM L. BARASHICK Notary Public, Georgia WHITFIELD COUNTY My Commission Expires August 3, 2002	(CITY SEAL)
My Commission Expires
(NOTARY SEAL)
BOARD OF WATER, LIGHT AND SINKING FUND COMMISSIONERS
Signed, sealed and delivered in the presence of:
/s/ [Illegible]	By:	/s/ Justin M. Robinson (SEAL)
Unofficial Witness	Print Name:	Justin M. Robinson
	Title:	Chairman of the Board of Water, Light and Sinking Fund Commissioners
/s/ John P. Neal III	Attest:	/s/ Todd L. Reigel
Notary Public	Print Name:	Todd L. Reigel
	Title:	Secretary
OFFICIAL SEAL JOHN P. NEAL III Notary Public, Georgia WHITFIELD COUNTY My Commission Expires July 20, 2002	(COMMISSIONERS SEAL)
My Commission Expires
(NOTARY SEAL)
[SIGNATURES CONTINUED ON NEXT PAGE]

TENANT:
Signed, sealed and delivered in the presence of:	DUKE ENERGY MURRAY, LLC, a Delaware limited liability company
/s/ [Illegible]	By:	/s/ L A Watt (SEAL)
Unofficial Witness	Print Name:	L A Watt
	Title:	Vice President
/s/ Cherise C. Aguilar	Attest:	Madeline A. Coblenz
Notary Public	Print Name:	Madeline A. Coblenz
	Title:	Assistant Secretary
(CORPORATE SEAL)
My Commission Expires:
(NOTARY SEAL)
Cherise C. Aguilar Notary Public, State of Texas My Commission Expires MAY 11, 2001

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